As filed with the Securities and Exchange Commission on March 20, 2006
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

(Not applicable)

(Primary Standard Industrial Classification Code Number)

(Not applicable)

(I.R.S. Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017-3206 (212) 490-9000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abby L. Ingber, Esquire Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017-3206 (212) 490-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven B. Boehm, Esquire
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2415

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

☐ ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐ ________

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, and 333-121493.

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum offering price	Amount of registration fee

Accumulation units in TIAA REAL ESTATE ACCOUNT	*	*	$6,000,000,000**	$642,000**

* The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

** The difference between the $300,000,000, $1,000,000,000, $5,000,000,000, $500,000,000, $2,000,000,000, $1,275,000,000 and $6,000,000,000 of securities registered on Securities Act registration statements Nos. 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, and 333-121493 (for which registration fees of $103,448.28, $303,031.31, $1,515,151.52, $125,000, $184,000, $161,542.50, and $760,200, respectively, were paid therewith) and the dollar amount of securities sold thereunder is being carried forward on this registration statement pursuant to Rule 429 under the Securities Act.

PROSPECTUS

MAY 1, 2006

TIAA REAL ESTATE ACCOUNT

A Tax-Deferred Variable Annuity Option Offered by Teachers Insurance and Annuity Association of America

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference.

The Real Estate Account invests primarily in real estate and real estate–related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate–related investments, and the income generated by those investments. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates decrease due to general economic conditions or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risks,” page 7.

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from Account’s net assets total 0.630%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions. TIAA offers the Real Estate Account under the following annuity contracts:

▪	RA and GRAs (Retirement and Group Retirement Annuities)

▪	Retirement Select and Retirement Select Plus Annuity

▪	SRAs (Supplemental Retirement Annuities)

▪	GSRAs (Group Supplemental Retirement Annuities)

▪	Retirement Choice and Retirement Choice Plus Annuity

▪	GAs (Group Annuities) and Institutionally-Owned GSRAs

▪	Classic and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

▪	Keoghs

▪	ATRAs (After-Tax Retirement Annuities)

Note that state regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TABLE OF CONTENTS

About the Real Estate Account and TIAA	Below
The Account’s Investment Objective and Strategy	1
Summary of Account’s Expense Deductions	1
About the Account’s Investments —In General	2
General Investment and Operating Policies	5
Risks	7
Establishing and Managing the Account — The Role of TIAA	12
Description of Properties	16
Selected Financial Data	27
Quarterly Selected Financial Information (Unaudited)	28
Management’s Discussion and Analysis of Financial Condition and Results of Operations	29
Quantitative and Qualitative Disclosures About Market Risk	41
Valuing the Account’s Assets	42
Expense Deductions	46
The Contracts	47
How to Transfer and Withdraw Your Money	52
Receiving Annuity Income	55
Death Benefits	60
Taxes	62
General Matters	65
Distribution	67
State Regulation	67
Legal Matters	68
Experts	68
Additional Information	68
Financial Statements	69
Index to Financial Statements	70
Appendix A — Management of TIAA	101
Appendix B — Special Terms	103

Please see Appendix B for definitions of certain special terms used in this prospectus.

The Real Estate Account offered by this prospectus is only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

ABOUT THE REAL ESTATE ACCOUNT AND TIAA

          The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is (212) 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.

          With its 50 years in the real estate business and interests in properties located across the U.S., TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2005, TIAA’s general account had a mortgage and real property portfolio of approximately $          billion.

          TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 3.2 million people at over 15,000 institutions. As of December 31, 2005, TIAA’s assets were approximately $          billion; the combined assets for TIAA and CREF totaled approximately $          billion.

THE ACCOUNT’S INVESTMENT OBJECTIVE AND STRATEGY

          Investment Objective: The Real Estate Account seeks favorable long-term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.

          Investment Strategy: The Account seeks to invest between 70 percent to 95 percent of its assets directly in real estate or real estate–related investments. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate–related investments, through joint ventures, real estate partnerships or real estate equity securities. To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and mortgage-backed securities.

          The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and other cash equivalents, and, at times, stock of companies that don’t primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.

          The amount the Account invests in real estate and real estate–related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. As of December 31, 2005, the Account owned a total of 109 real estate properties, representing 80.10% of the Account’s total investment portfolio. The Account also held investments in real estate limited partnerships, representing 1.71% of the portfolio, real estate equity securities, representing 3.72% of the portfolio, commercial mortgage-backed securities (CMBS), representing 0.19% of the portfolio, and commercial paper, representing 11.67% of the portfolio and government bonds, representing 2.61% of the portfolio.

SUMMARY OF ACCOUNT’S EXPENSE DEDUCTIONS

          Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. The current annual expense deductions are:

TIAA Real Estate Account Prospectus	1

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.190%	For TIAA’s investment advice, portfolio accounting, custodial services, and similar services, including independent fiduciary and appraisal fees

Administration	0.275%	For Services’ administrative services, such as allocating premiums and paying annuity income

Distribution	0.080%	For Services’ expenses related to distributing the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks

Liquidity Guarantee	0.035%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction	0.630%	For total services to the Account

          Services are performed at cost by TIAA or subsidiaries of TIAA. Since expenses are charged at cost, the expenses described are estimates for the year based on projected expense and asset levels. Any differences between actual and estimated expenses are adjusted quarterly. For more detailed information, see “Expense Deductions” pages 45 and 46.

ABOUT THE ACCOUNT’S INVESTMENTS — IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

          Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion the Account might invest in real estate development projects.

          Purchase-Leaseback Transactions: The Account can enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

          In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account will often seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest will be subject to greater risks.

INVESTMENTS IN MORTGAGES

          General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage

2	Prospectus TIAA Real Estate Account

loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity.

          Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

          Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan

•	extending the maturity of any mortgage loan made by the Account

•	consenting to a sale of the property subject to a mortgage loan

•	financing the purchase of a property by making a new mortgage loan in connection with the sale

•	selling them, or portions of them, before maturity

OTHER REAL ESTATE–RELATED INVESTMENTS

          Real Estate Investment Trusts: The Account may invest in real estate investment trusts (REITs), publicly owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to maximize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as cash flow, the skill of its management team, and defaults by its lessees or borrowers.

          Stock of Companies Involved in Real Estate Activities: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

          Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including

TIAA Real Estate Account Prospectus	3

commercial mortgage-backed securities (CMBSs), residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

          Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in limited partnerships, funds, and other commingled investment vehicles involved in real estate–related activities, including owning, financing, managing, or developing real estate.

NON-REAL ESTATE-RELATED INVESTMENTS

          The Account can also invest in:

•	U.S. government or government agency securities

•

Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.

•

Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multi-national organizations, but only if they’re investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)

•	Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren’t involved in real estate, to a limited extent

FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

          The Account may invest in foreign real estate or real estate–related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will be no more than 25 percent of the Account’s portfolio. Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries.

          We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

4	Prospectus TIAA Real Estate Account

GENERAL INVESTMENT AND OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

          General Criteria for Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property

•	its operating history, and its future income-producing capacity

•	the quality, operating experience, and creditworthiness of the borrower

          TIAA will analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.

          Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.

          Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

          Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits. But the Account may sell investments if market conditions are favorable or to raise cash. The Account will reinvest any sale proceeds that it doesn’t need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

OTHER REAL ESTATE–RELATED POLICIES

          Appraisals: The Account will rely on TIAA’s own analysis to appraise a property when it first buys it. After that, normally the Account’s properties and participating mortgage loans will be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. In addition, TIAA’s appraisal staff will perform a valuation of each real estate property on a quarterly basis. While the Account usually won’t receive an independent appraisal before it buys real estate, it will get an independent appraisal when it makes mortgage loans.

          Borrowing: The Account may borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments — under the following limited circumstances:

•	The Account may borrow money when it buys a property that is already subject to existing mortgage loans.

TIAA Real Estate Account Prospectus	5

•	The Account may take out a mortgage on a property with a joint venture partner.

•

The Account may take out a construction loan on a property with a joint venture partner, provided that if there is a default under the loan, the lender’s recourse is limited to the assets of that joint venture.

•	To meet short-term cash needs, the Account may obtain a line of credit whose terms require that the Account secure loans under the line of credit with one or more of its properties.

          The Account’s total borrowings may not exceed 20% of the Account’s total net asset value. (In calculating the 20% limit, we will include only the Account’s actual percentage interest in any borrowings and not that of any joint venture partner.) The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse, meaning that if the Account defaults on its loan, the lender will have recourse only to the property encumbered or the joint venture owning the property, and not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

          The Account will not obtain mortgage financing from TIAA or any of its affiliates. However, on a limited basis, the Account may place a mortgage on an Account property held by a TIAA subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

          When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described under “Risks of Borrowing” on page 8.

          Joint Investments: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

          Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it’s in the Account’s best interests.

          Property Management and Leasing Services: The Account usually will hire a local management company to perform the day-to-day management services for the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

6	Prospectus TIAA Real Estate Account

          Insurance: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real property and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account’s insurance policies on its properties currently includes some coverage for terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for terrorist acts at an acceptable cost, if at all, when the current policy expires.

OTHER POLICIES

          Liquid Assets: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate–related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants’ funds, lack of suitable real estate investments, or a need for greater liquidity.

          Investment Company Act of 1940: We intend to operate the Account so that it will not have to register as an “investment company” under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments.

          Changing Operating Policies or Winding Down: TIAA can decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s traditional annuity or any CREF account available under your employer’s plan. You will be notified in advance if we decide to change a significant policy or wind down the Account.

RISKS

          The value of your investment in the Account will go up and down based on the value of the Account’s assets and the income the assets generate. The potential risk of investing in the Account is moderate. You can lose money by investing in the Account. The Account’s assets and income (particularly its real estate assets and rental income) can be affected by many factors, and you should consider the specific risks presented below before investing in the Account.

RISKS OF REAL ESTATE INVESTING

          General Risks of Owning Real Property: The Account will be subject to the risks inherent in owning real property, including:

•

The Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, changing supply and demand for certain types of properties, and natural disasters or man-made events.

TIAA Real Estate Account Prospectus	7

•	A property may be unable to attract and retain tenants, which means that rental income would decline.

•	The Account could lose revenue if tenants don’t pay rent, or if the Account is forced to terminate a lease for nonpayment. Any disputes with tenants could also involve costly litigation.

•

A property’s profitability could go down if operating costs, such as property taxes, utilities, maintenance and insurance costs, go up in relation to gross rental income, or the property needs unanticipated repairs and renovations.

          General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.

•

Because of the nature of real estate, the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses.

•	The Account may need to provide financing if no cash buyers are available.

          Risks of Borrowing: Among the risks of borrowing money and investing in a property subject to a mortgage are:

•

The Account may not be able to make its loan payments, which could result in a default on its loan. The lender then could foreclose on the underlying property and the Account would lose the value of its investment in the foreclosed property.

•

If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage.

•	If the Account takes out variable-rate loans, the Account’s returns may be volatile when interest rates are volatile.

          Regulatory Risks: Government regulation, including zoning laws, property taxes, fiscal, environmental or other government policies, could operate or change in a way that hurts the Account and its properties. For example, regulations could raise the cost of owning and maintaining properties or make it harder to sell, rent, finance, or refinance properties due to the increased costs associated with regulatory compliance.

          Environmental Risks: The Account may be liable for damage to the environment caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it didn’t know of and

8	Prospectus TIAA Real Estate Account

wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account doesn’t properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. The cost of any required cleanup and the Account’s potential liability for environmental damage to a single real estate investment could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets.

          Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, floods, or environmental or industrial hazards or accidents) are uninsurable or so expensive to insure against that it doesn’t make sense to buy insurance for them. If a disaster that we haven’t insured against occurs, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant.

          Risks of Developing Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop a property or buys a recently constructed property, it may face the following risks:

•

In developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs, or other events.

•

Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property, if purchased when unleased, may not operate at the income and expense levels first projected or may not be developed in the way originally planned.

•	The seller or other party may not be able to carry out any agreement to provide certain minimum levels of income, or that agreement could expire, which could reduce operating income and lower returns.

          Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

•	The co-venturer may have interests or goals inconsistent with those of the Account.

•

If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•	A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.

•	The co-venturer may become insolvent or bankrupt, which could expose the Account to greater liabilities than expected.

TIAA Real Estate Account Prospectus	9

          Risks with Purchase-Leaseback Transactions: The major risk of purchase-leaseback transactions is that the third party lessee will not be able to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

          Appraisal Risks: Real estate appraisals are only estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. If an appraisal is too high, the Account’s value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If appraisals are too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than the true value of the Account’s assets.

RISKS OF MORTGAGE LOAN INVESTMENTS

          General Risks of Mortgage Loans: The Account will be subject to the risks inherent in making mortgage loans, including:

•

The borrower may default, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.

•

A deterioration in the financial condition of tenants, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

•	The borrower may not be able to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•	If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have lower yields.

          Prepayment Risks: The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays the loan early. Prepayments can change the Account’s return because we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

          Interest Limitations: The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law

10	Prospectus TIAA Real Estate Account

changes during the loan term. If this happens, we could incur penalties or may not be able to enforce payment of the loan.

          Risks of Participations: Participating mortgages are subject to the following additional risks:

•	The participation element might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•

In very limited circumstances, a court could possibly characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest, or be liable for the borrower’s debts.

RISKS OF REIT INVESTMENTS

          REITs are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk — price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.

RISKS OF MORTGAGE-BACKED SECURITIES

          Mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. In particular, these types of investments may be subject to prepayment risk — i.e., the risk that borrowers will repay the loans early. If the underlying mortgage assets experience greater than anticipated payments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account is based in part on assumptions regarding the receipt of interest payments. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors.

          The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any prepayments.

          These securities may be harder to sell than other securities.

RISKS OF LIQUID INVESTMENTS

          The Account’s investments in securities and other liquid investments may be subject to:

•

financial risk — for debt securities, the possibility that the issuer won’t be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

TIAA Real Estate Account Prospectus	11

•	market risk — price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	interest rate volatility, which may affect current income from an investment.

RISKS OF FOREIGN INVESTMENTS

          Foreign investments present the following special risks:

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•

The value of foreign investments or rental income can go up or down from changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.

•	The Account may (but is not required to) seek to hedge its exposure to changes in currency rates, which could involve extra costs. Hedging might not be successful.

•	It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE

          You won’t have the opportunity to evaluate the economic merit of a property purchase before the Account completes the purchase, so you will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies.

ESTABLISHING AND MANAGING THE ACCOUNT — THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

          TIAA’s Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

          TIAA employees, under the direction and control of TIAA’s Board of Trustees and its Investment Committee, manage the investment of the Account’s assets,

12	Prospectus TIAA Real Estate Account

following investment management procedures TIAA adopted for the Account. TIAA’s investment management responsibilities include:

•	identifying, recommending and purchasing appropriate real estate–related and other investments

•	providing all portfolio accounting, custodial, and related services for the Account

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments

          TIAA provides all services to the Account at cost. For more about the charge for investment management services, see “Expense Deductions” on page 45.

          You don’t have the right to vote for TIAA Trustees directly. See “Voting Rights” page 65. For information about the Trustees and principal executive officers of TIAA, see Appendix A of this prospectus.

          TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE

          TIAA provides the Account with a liquidity guarantee — TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can’t fund participant requests from the Account, TIAA’s general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can make a cash withdrawal only if allowed by the terms of your plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See “Expense Deductions,” page 44.

          An independent fiduciary (described below) monitors the Account to ensure that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units. TIAA does not currently own liquidity units.

CONFLICTS OF INTEREST

          TIAA does not accept acquisition or placement fees for the services it provides to the Account. However, TIAA employees who manage the Account’s investments may also manage TIAA’s general account investments and investments managed by Teachers Advisors, Inc. (“Advisors”), an indirect, wholly owned subsidiary of TIAA. It may therefore at times face various conflicts of interest.

          For example, TIAA’s general account and the TIAA-CREF Asset Management Core Property Fund LP, (the “Core Property Fund”) managed by Advisors, may sometimes compete with the Real Estate Account in the purchase or sale of

TIAA Real Estate Account Prospectus	13

investments. (Each of TIAA’s general accounts, the Real Estate Account and the Core Property Fund, are herein referred to as an “account.”) A special TIAA Allocation Committee will seek to resolve any conflict by considering which account has the relative cash available as a percentage of the account’s total gross value to make the purchase, the effect the purchase or sale will have on the diversification of each account’s portfolio, the investment strategy fit for a particular account, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.

          Conflicts could also arise because some properties in TIAA’s general account and the Core Property Fund may compete for tenants with the Real Estate Account’s properties. We will seek to resolve this conflict by determining the tenant’s preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

          Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Real Estate Account, the general account, and the Core Property Fund and to avoid conflicts of interest.

INDEMNIFICATION

          The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including, to the extent permitted by law, liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

ROLE OF THE INDEPENDENT FIDUCIARY

          Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines.

          Real Estate Research Corporation, a real estate consulting firm whose principal offices are located in Chicago, Illinois, serves as the Account’s independent fiduciary. The independent fiduciary’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines

•	reviewing and approving valuation procedures for the Account’s properties.

•	approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed

14	Prospectus TIAA Real Estate Account

levels, or that are made within three months of the annual independent appraisal

•	reviewing and approving how the Account values accumulation and annuity units

•	approving the appointment of all independent appraisers

•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values

•

requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to assure the Account has correctly valued a property

          The independent fiduciary also must monitor TIAA’s ownership in the Account and supervise any winding down of the Account’s operations. Its responsibilities include:

•	calculating the percentage of total accumulation units that TIAA’s ownership shouldn’t exceed (the trigger point) and creating a method for changing the trigger point

•	approving any adjustment of TIAA’s interest in the Account and requiring an adjustment if TIAA’s investment reaches the trigger point

•

participating in any program to reduce TIAA’s ownership in the Account or to facilitate winding down the Account, including selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary’s opinion, are desirable

          A special subcommittee of the Investment Committee of TIAA’s Board of Trustees appointed Real Estate Research Corporation as the independent fiduciary, for a three-year term, starting March 1, 2006. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of a majority of subcommittee members and will not be reappointed if 40 percent of the subcommittee members disapprove the reappointment. It can resign after at least 180 days’ written notice.

          TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA’s costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA.

          When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept Real Estate Research Corporation or any successor to serve as the Account’s independent fiduciary.

TIAA Real Estate Account Prospectus	15

DESCRIPTION OF PROPERTIES

THE PROPERTIES — IN GENERAL

          As of December 31, 2005, the Account owned a total of 109 real estate properties, whose value on that date represented approximately 80.10% of the Account’s total investment portfolio (eleven of which are held in joint ventures). This real estate portfolio includes 45 office properties (six of which are held in joint ventures), 30 industrial properties (including one joint venture), 24 apartment complexes, 9 retail properties (including three joint ventures), and a 75% unconsolidated joint venture partnership interest in a portfolio of storage facilities.

          In the table beginning on the next page you will find general information about each of the Account’s portfolio properties as of December 31, 2005.

16	Prospectus TIAA Real Estate Account

Properties  |

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

OFFICE PROPERTIES
1001 Pennsylvania Ave	Washington, DC	1987		2004	802,390		99%	$32.69		$502,993,710	(4)
1 & 7 Westferry Circus	London, UK	1992, 1993		2005	395,784		82%	$25.73		$373,116,817	(4)(5)
50 Fremont Street	San Francisco, CA	1983		2004	817,412		90%	$30.65		$373,010,003	(4)
IDX Tower	Seattle, WA	2002		2004	845,533		97%	$27.39		$370,000,000	(4)
Four Oaks Place	Houston, TX	1983		2004	1,762,616		91%	$18.63		$295,239,109
99 High Street	Boston, MA	1971		2005	731,204		90%	$28.99		$276,266,900	(4)
Lincoln Centre	Dallas, TX	1984		2005	1,635,352		85%	$16.32		$255,311,299
780 Third Avenue	New York, NY	1984		1999	487,501		88%	$41.60		$230,000,000
1900 K Street	Washington, DC	1996		2004	342,884		100%	$37.20		$230,000,000
Embarcadero Center West	San Francisco, CA	1988		2005	472,261		87%	$33.91		$205,965,261
701 Brickell	Miami, FL	1986	(6)	2002	677,667		91%	$27.59		$201,173,724
161 North Clark Street(7)	Chicago, IL	1992		2003	1,010,520		94%	$16.14		$175,578,714
U.S. Bank Plaza	Sacramento, CA	1992		2005	481,885		90%	$22.96		$159,000,000
Ten & Twenty Westport Road	Wilton, CT	1974(6); 2001		2001	538,840		100%	$27.84		$157,000,000
Mellon Financial Center at One Boston Place(8)	Boston, MA	1970	(6)	2002	785,415		97%	$38.79		$149,723,498
Yahoo! Center(9)	Santa Monica, CA	1984		2004	1,082,952		98%	$30.59		$138,531,366
Urban Centre	Tampa, FL	1984, 1987		2005	549,375		90%	$19.05		$106,007,400
Inverness Center	Birmingham, AL	1980-1985		2005	903,857		94%	$10.87		$98,090,987
Morris Corporate Center III	Parsippany, NJ	1990		2000	525,154		64%	$11.08		$97,400,000
Prominence in Buckhead(7)	Atlanta, GA	1999		2003	424,309		97%	$27.01		$97,142,406

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Market value shown represents the Account’s interest gross of debt.

(5)	This property is located in London, United Kingdom, and the market value is converted from Pound Sterling to U.S. Dollars at the exchange rate as of December 31, 2005.

(6)	Undergone extensive renovations since original construction.

(7)	Each property held in a 75%/25% joint venture with Equity Office Properties. Market value shown reflects the value of the Account’s interest in the joint venture.

(8)

The Account purchased a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and .05% is owned by 100 individuals. Market value shown reflects the value of the Account’s interest in the joint venture.

(9)	Formerly known as “Colorado Center”, this property held in 50%/50% joint venture with Equity Office Portfolio Trust.

TIAA Real Estate Account Prospectus	17

Properties  |   (continued)

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

OFFICE PROPERTIES (continued)
Treat Towers(6)	Walnut Creek, CA	1999		2003	367,313		96%	$32.46		$93,964,192
88 Kearny Street	San Francisco, CA	1986		1999	228,470		84%	$34.94		$81,567,474
Oak Brook Regency Towers	Oakbrook, IL	1977(5)		2002	402,318		77%	$11.93		$73,400,000
1015 15th Street	Washington, DC	1978(5)		2001	184,825		99%	$32.76		$73,121,166
Centerside I	San Diego, CA	1982		2004	205,137		77%	$23.15		$66,000,000
8270 Greensboro Drive	McLean, VA	2000		2005	157,980		97%	$32.17		$60,200,000
Sawgrass Office Portfolio	Sunrise, FL	1997-2000		1997, 1999-2000	344,009		93%	$13.35		$59,700,000
West Lake North Business Park	Westlake Village, CA	2000		2004	198,558		100%	$26.26		$57,600,000
Parkview Plaza(10)	Oakbrook, IL	1990		1997	263,912		65%	$10.43		$54,500,000
Monument Place	Fairfax, VA	1990		1999	221,538		97%	$22.29		$53,000,000
3 Hutton Centre	Santa Ana, CA	1985	(5)	2003	197,817		99%	$24.74		$48,349,580
Capitol Place	Sacramento, CA	1988	(5)	2003	151,803		95%	$28.12		$48,000,000
One Virginia Square	Arlington, VA	1999		2004	117,967		100%	$33.16		$47,000,000
The Pointe on Tampa Bay	Tampa, FL	1982	(5)	2002	249,215		97%	$22.12		$44,711,876
Maitland Promenade One	Maitland, FL	1999		2000	227,814		89%	$13.55		$37,817,891
4200 West Cypress Street	Tampa, FL	1989		2003	220,579		91%	$18.80		$36,691,519
Fairgate at Ballston(7)	Arlington, VA	1988		1997	137,117		64%	$16.75		$35,300,000
Tysons Executive Plaza II(8)	McLean, VA	1988		2000	259,614		85%	$18.73		$34,032,806
Columbia Centre III	Rosemont, IL	1989		1997	238,696		70%	$7.93		$28,700,000
10 Waterview Boulevard	Parsippany, NJ	1984		1999	209,553		64%	$13.07		$27,500,000
9 Hutton Centre	Santa Ana, CA	1990		2001	148,265		84%	$16.48		$26,746,837
Columbus Portfolio					259,626		89%	$10.32		$23,000,000
Metro South Building	Dublin, OH	1997		1999	90,726					—
Vision Service Plan Building	Eaton, OH	1997		1999	50,000					—
One Metro Place	Dublin, OH	1998		2001	118,900					—
Needham Corporate Center	Needham, MA	1987		2001	138,684		50%	$10.60		$17,143,612
371 Hoes Lane	Piscataway, NJ	1986		1997	136,084		86%	$14.07		$11,700,000
Batterymarch Park II	Quincy, MA	1986		2001	104,718		46%	$8.32		$11,472,283

Subtotal—Office Properties Average Percent Leased							87%			$5,642,770,430

18	Prospectus TIAA Real Estate Account

INDUSTRIAL PROPERTIES
Ontario Industrial Portfolio				3,584,769	100%	$2.97	$230,000,000	(4)
Timberland Building	Ontario, CA	1998	1998	414,435			—
5200 Airport Drive	Ontario, CA	1997	1998	404,500			—
1200 S. Etiwanda Ave.	Ontario, CA	1998	1998	223,170			—
Park Mira Loma West	Mira Loma, CA	1998	1998	557,500			—
Wineville Center Buildings	Mira Loma, CA	1999	2000	1,099,112			—
Harrell Street	Mira Loma, CA	1998	2004	886,052			—
Dallas Industrial Portfolio	Dallas and Coppell, TX	1997-2001	2000-2002	3,886,541	67%	$1.96	146,000,000
(formerly Parkwest Center)
Southern California RA Industrial Portfolio	Los Angeles, CA	1982	2004	920,028	92%	$4.97	$89,017,793
Cabot Industrial Portfolio	Rancho Cucamonga, CA	2000-2002	2000; 2001;	1,214,475	100%	$3.54	$77,000,000
		2000; 2001; 2004
Chicago CalEast Industrial Portfolio	Chicago, IL	1974-2005	2003	1,493,706	90%	$4.51	$74,622,731
Atlanta Industrial Portfolio	Lawrenceville, GA	1996-1999	2000	1,945,693	90%	$2.26	$73,825,000
Chicago Industrial Portfolio	Chicago and Joliet, IL	1997-2000	1998; 2000	1,452,974	86%	$3.28	$72,000,000
(consolidation of Rockrun, Glen Pointe and WoodcreekBusiness Parks)							—
IDI National Portfolio(9)	Various, U.S.	1999-2004	2004	3,655,671	95%	$2.86	$66,871,766
Rainier Corporate Park	Fife, WA	1991-1997	2003	1,104,646	100%	$3.77	$64,273,372
Regal Logistics Campus	Seattle, WA	1999-2004	2005	968,535	100%	$4.15	$63,103,879
Northern California RA Industrial Portfolio	Oakland, CA	1981	2004	741,456	89%	$4.02	$62,325,024

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Market value shown represents the Account’s interest gross of debt.

(5)	Undergone extensive renovations since original construction.

(6)	Each property held in a 75%/25% joint venture with Equity Office Properties. Market value shown reflects the value of the Account’s interest in the joint venture.

(7)	Purchased through Light Street Partners, L.P. (now 100% owned by the Account).

(8)	Property held in 50%/50% joint venture with Tennessee Consolidated Retirement System. Market value shown reflects the value of the Account’s interest in the joint venture.

(9)	Property held in 60%/40% joint venture with Industrial Development International. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

TIAA Real Estate Account Prospectus	19

Properties   |   (continued)

				Rentable			Annual Avg.
			Year	Area		Percent	Base Rent Per
Property	Location	Year Built	Purchased	(Sq. ft.	)(1)	Leased	Leased Sq. Ft.	(2)	Market Value	(3)

INDUSTRIAL PROPERTIES (continued)
IDI Kentucky Portfolio				1,437,022		99%	$2.96		$58,500,000
Building C	Hebron, KY	1998	1998	520,000					—
Building D	Hebron, KY	1998	1998	184,800					—
Building E	Hebron, KY	2000	2000	207,222					—
Building J	Hebron, KY	2000	2000	525,000					—
South River Road Industrial	Cranbury, NJ	1999	2001	626,071		100%	$4.14		$55,000,000
Memphis CalEast Industrial Portfolio	Memphis, TN	1996-1997	2003	1,600,232		100%	$2.61		$54,000,000
GE Appliance East Coast Distribution Facility	Perryville, MD	2003	2005	1,004,000		100%	$2.82		$46,470,475
Shawnee Ridge Industrial Portfolio	Atlanta, GA	2000-2005	2005	775,694		100%	$3.20		$44,418,860
New Jersey CalEast Industrial Portfolio	Cranbury, NJ	1982-1989	2003	807,773		100%	$3.67		$42,000,000
East North Central RA Industrial Portfolio	Chicago, IL	1978	2004	541,266		90%	$4.64		$37,717,159
Northeast RA Industrial Portfolio	Boston, MA	2000	2004	384,000		100%	$6.33		$29,000,000
Centre Pointe and Valley View	Los Angeles County, CA	1965-1989	2004	307,685		88%	$5.10		$28,000,000
Summit Distribution Center	Memphis, TN	2002	2003	708,532		100%	$2.52		$25,900,000
Konica Photo Imaging Headquarters	Mahwah, NJ	1999	1999	168,000		100%	$10.93		$25,300,000
Eastgate Distribution Center	San Diego, CA	1996	1997	200,000		100%	$3.67		$22,000,000
Northwest RA Industrial Portfolio	Seattle, WA	1996	2004	312,321		100%	$3.58		$19,700,000
UPS Distribution Facility	Fernley, NV	1998	1998	256,000		100%	$4.07		$15,000,000
Landmark at Salt Lake City (Building #4)	Salt Lake City, UT	2000	2000	328,508		85%	$2.70		$14,700,000
Mideast RA Industrial Portfolio	Wilmington, DE	1989	2004	266,141		72%	$3.35		$14,258,555
FEDEX Distribution Facility	Crofton, MD	1998	1998	110,842		100%	$7.18		$8,500,000
Mountain RA Industrial Portfolio	Phoenix, AZ	1989	2004	136,704		100%	$2.82		$5,754,652
Butterfield Industrial Park	El Paso, TX	1980-81	1995	183,510		100%	$2.35		$4,618,955

Subtotal—Industrial Properties Average Percent Leased						95%			$1,569,878,221

20	Prospectus TIAA Real Estate Account

RETAIL PROPERTIES
The Florida Mall(5)	Orlando, FL	1986	(4)	2002	921,370	(6)	99%	$37.29	$208,013,192
West Town Mall(5)	Knoxville, TN	1972	(4)	2002	684,777	(6)	96%	$17.20	$112,650,844
Mazza Gallerie	Washington, DC	1975		2004	293,935		97%	$18.13	$86,001,109
Westwood Marketplace	Los Angeles, CA	1950	(7)	2002	202,201		100%	$27.55	$86,000,000
Miami International Mall(5)	Miami, FL	1982	(4)	2002	290,299	(6)	94%	$28.27	$82,290,482
Plainsboro Plaza	Plainsboro, NJ	1987		2005	218,653		92%	$12.10	$50,745,252
The Market at Southpark	Littleton, CO	1988		2004	190,080		89%	$10.74	$34,001,746
Suncrest Village	Orlando, FL	1987		2005	93,358		99%	$10.93	$16,400,000
Plantation Grove	Ocoee, FL	1995		1995	73,655		100%	$11.64	$13,800,000

Subtotal—Retail Properties Average Percent Leased							96%		$689,902,625

Subtotal—Commercial Properties									$7,902,551,276

RESIDENTIAL PROPERTIES(8)
Palomino Park Apartments	Denver, CO	1996-2001		2005	NA		92%	NA	$176,232,394
The Legacy at Westwood Apartments	Los Angeles, CA	2001		2002	NA		98%	NA	$100,000,000
Larkspur Courts	Larkspur, CA	1991		1999	NA		95%	NA	$86,000,000
The Colorado	New York, NY	1987		1999	NA		99%	NA	$85,048,163
Ashford Meadows Apartments	Herndon, VA	1998		2000	NA		94%	NA	$78,904,526
1050 Lenox Park	Atlanta, GA	2001		2005	NA		97%	NA	$71,000,000
Regents Court Apartments	San Diego, CA	2001		2002	NA		100%	NA	$62,500,000
The Caruth	Dallas, TX	1999		2005	NA		93%	NA	$61,200,000
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986		2001	NA		98%	NA	$56,400,000

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Undergone extensive renovations since original construction.

(5)	Each property is held in a 50%/50% joint venture with the Simon Property Group. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(6)	Reflects the square footage owned by the joint venture. (7) Total renovation completed in 2001.

(7)	Total renovation completed in 2001.

(8)	For the average unit size and annual average rent per unit for each residential property, see “Residential Properties” below.

TIAA Real Estate Account Prospectus	21

Properties  |   (continued)

				Rentable			Annual Avg.
			Year	Area		Percent	Base Rent Per
Property	Location	Year Built	Purchased	(Sq. ft.)	(1)	Leased	Leased Sq. Ft.	(2)	Market Value	(3)

RESIDENTIAL PROPERTIES(16) (continued)
Glenridge Walk	Atlanta, GA	1996, 2001	2005	NA		95%	NA		$45,300,000
The Reserve at Sugarloaf	Duluth, GA	2000	2005	NA		97%	NA		$44,800,000	(4)
Lincoln Woods Apartments	Lafayette Hill, PA	1991	1997	NA		99%	NA		$35,528,316
The Maroneal	Houston, TX	1998	2005	NA		97%	NA		$35,000,000
Alexan Buckhead	Atlanta, GA	2002	2002	NA		99%	NA		$34,800,000
The Lodge at Willow Creek	Denver, CO	1997	1997	NA		96%	NA		$34,600,000
Westcreek Apartments	Westlake Village, CA	1988	1997	NA		99%	NA		$30,939,671
Golfview Apartments	Lake Mary, FL	1998	1998	NA		98%	NA		$30,835,506
Kenwood Mews Apartments	Burbank, CA	1991	2001	NA		100%	NA		$30,000,000
The Legends at Chase Oaks	Plano, TX	1997	1998	NA		97%	NA		$28,499,971
Monte Vista	Littleton, CO	1995	1996	NA		93%	NA		$24,647,901
Royal St. George	W. Palm Beach, FL	1995	1996	NA		98%	NA		$21,400,000
The Fairways of Carolina	Margate, FL	1993	2001	NA		100%	NA		$21,100,000
Quiet Water at Coquina Lakes	Deerfield Beach, FL	1995	2001	NA		100%	NA		$20,912,293
The Greens at Metrowest Apartments	Orlando, FL	1990	1995	NA		95%	NA		$18,200,000

Subtotal—Residential Properties Average Percent Leased						97%			$1,233,848,741

OTHER COMMERCIAL PROPERTIES
Storage Portfolio I(5)	Various, U.S.	1972—1990	2003	2,225,234		80%	$ 9.77		$63,237,298

Total—All Properties									$9,199,637,315

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent on leases existing as of December 31, 2005. For those properties purchased in fourth quarter of 2005 the rent is based on the existing leases as of the date of purchase.

(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments.

(4)	Market value shown represents the Account’s interest gross of debt.

(5)	Property held in 75%/25% joint venture with Storage USA. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

22	Prospectus TIAA Real Estate Account

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES

          In General. At December 31, 2005, the Account held 85 commercial (non-residential) properties in its portfolio including a portfolio of storage facilities located throughout the United States. Eleven of these properties are held through joint ventures, and thirteen are subject to mortgages. Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses are paid or reimbursed in whole or in part by the tenants.

          The Account’s portfolio is well diversified by both property type, as well as geographic location. The portfolio consists of: 45 office properties containing approximately 21 million square feet located in 13 states, the District of Columbia and the United Kingdom; 30 industrial properties containing 31 million square feet located in 14 states, including a 60% interest in a portfolio of industrial properties located throughout the United States; and 9 retail properties containing approximately 3 million square feet located in 5 states and the District of Columbia. In addition, the Account has a 75% interest in a portfolio of storage facilities located throughout the United States containing approximately 2.2 million square feet.

          As of December 31, 2005, the overall occupancy rate of Account’s commercial real estate portfolio was 91% on a weighted average basis. Office properties were 87% leased with 1,843 leases, industrial properties were 95% leased with 340 leases, and retail properties were 96% leased with 587 leases. No single tenant accounts for more than 2.2% of the total rentable area of the Account’s commercial properties.

          Major Tenants: The following table lists the Account’s major commercial tenants based on the total space they occupied as of December 31, 2005, in the Account’s properties. [INFORMATION TO BE FILED BY AMENDMENT]

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Office Properties	Percentage of Total Rentable Area of Account’s Non-Residential Properties

MAJOR OFFICE TENANTS
Deloitte & Touche	To Be Filed by Amendment
Mellon Trust of New England N.A. (1)
Crowell & Moring
BHP Petroleum
Accenture
Chicago Title & Trust
Preston Gates & Ellis
Van Kampen Funds
BISYS
Pillsbury

(1)	Mellon Trust of New England N.A., successor in interest to The Boston Company

TIAA Real Estate Account Prospectus	23

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Industrial Properties	Percentage of Total Rentable Area of Account’s Non-Residential Properties

MAJOR INDUSTRIAL TENANTS
Walmart
The Gap, Inc.
Hewlett-Packard
Kaz
Wickes Furniture
Meiko America
New Breed Transfer Corp
Carrier
UPS Worldwide
Levitz Furniture

	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Retail Properties	Percentage of Total Rentable Area of Account’s Non-Residential Properties

MAJOR RETAIL TENANTS
JC Penney
Proffits
Parisian
Saks Fifth Avenue
Neiman Marcus
Home Depot Expo Design
Regal Cinema
King Soopers
Jewel-Osco
Old Navy

          Lease Expirations: The following charts provide lease expiration information for the Account’s commercial properties, categorized by property type as of December 31, 2005. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options. [INFORMATION TO BE FILED BY AMENDMENT]

24	Prospectus TIAA Real Estate Account

Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Office Properties Represented by Expiring Leases

OFFICE PROPERTIES
2006
2007
2008
2009
2010
2011 and thereafter

Total

Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Industrial Properties Represented by Expiring Leases

INDUSTRIAL PROPERTIES
2006
2007
2008
2009
2010
2011 and thereafter

Total

Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Retail Properties Represented by Expiring Leases

RETAIL PROPERTIES
2005
2006
2007
2008
2009
2010
2011 and thereafter

Total

RESIDENTIAL PROPERTIES

          The Account’s residential property portfolio currently consists of 24 first class or luxury multi-family garden apartment complexes, mid-rise and high rise apartment buildings. The portfolio contains approximately 7502 units located in 8

TIAA Real Estate Account Prospectus	25

states, and is 97% leased overall. None of the residential properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

          The table below provides additional information regarding the residential properties in the Account’s portfolio as of December 31, 2005.

Property	Location	Number of Units	Average Unit Size (Square Feet)	Avg. Rent Per Unit/ Per Month

The Greens at Metrowest	Orlando, FL	200	920	$930
Monte Vista	Littleton, CO	219	888	$1,029
Royal St. George	West Palm Beach, FL	224	870	$990
Westcreek Apartments	Thousand Oaks, CA	126	951	$1,798
Lincoln Woods Apartments	Lafayette Hill, PA	216	774	$1,235
The Lodge at Willow Creek	Douglas County, CO	316	996	$1,016
Legends at Chase Oaks	Plano, TX	346	972	$1,082
Golfview Apartments	Lake Mary, FL	276	1,149	$1,223
The Colorado	New York, NY	256	622	$2,492
Larkspur Courts	Larkspur, CA	248	1,001	$1,859
Ashford Meadows	Herndon, VA	440	1,050	$1,430
South Florida Apartment Portfolio	Ft. Lauderdale, FL	550	889	$1,036
The Fairways of Carolina	Margate, FL	208	1,026	$1,058
Quiet Waters at Coquina Lakes	Deerfield Beach, FL	200	1,048	$1,118
Kenwood Mews Apartments	Burbank, CA	141	942	$1,520
The Legacy at Westwood	Los Angeles, CA	187	1,181	$4,006
Regents Court	San Diego, CA	251	886	$1,613
Alexan Buckhead	Atlanta, GA	231	990	$1,200
The Reserve at Sugarloaf	Atlanta, GA	333	1,220	$1,144
The Maroneal	Houston, TX	309	1,232	$1,158
Glenridge Walk	Atlanta, GA	296	1,143	$1,340
1050 Lenox Park	Atlanta, GA	407	1,007	$1,154
Palomino Park	Denver, CO	1,184	1,096	$1,244
The Caruth Apartments	Dallas, TX	338	1,168	$1,534

RECENT PROPERTY PURCHASES AND SALES

          The following describes properties purchased or expected to be purchased by the Account after December 31, 2005.

          The following describes property sales by the Account since December 31, 2005. Keep in mind that any changes in the valuation of the property since it was purchased have been reflected in the Account’s daily unit value over the period the Account held the property.

[TO BE FILED BY AMENDMENT]

26	Prospectus TIAA Real Estate Account

SELECTED FINANCIAL DATA

          The following selected financial data should be considered in conjunction with the Account’s financial statements and notes provided in this report.

	Year Ending Dec. 31, 2005	Year Ending Dec. 31, 2004	Year Ending Dec. 31, 2003	Year Ended Dec. 31, 2002	Year Ended Dec. 31, 2001

Investment income:
Real estate income, net	$340,089,550	$239,429,500	$224,938,080	$198,998,685	$180,752,326
Income from real estate joint ventures	63,580,501	57,275,242	31,989,569	17,077,072	1,580,805
Dividends and interest	82,082,694	41,623,715	19,461,931	26,437,901	33,687,343

Total investment income	485,752,745	338,328,457	276,389,580	242,513,658	216,020,474
Expenses	56,100,197	36,728,425	31,654,065	23,304,336	17,191,929

Investment income, net	429,652,548	301,600,032	244,735,515	219,209,322	198,828,545
Net realized and unrealized gain (loss) on investments	763,132,732	414,580,303	58,837,371	(102,967,284)	(29,609,560)

Net increase in net assets resulting from operations	1,192,785,280	716,180,335	303,572,886	116,242,038	169,218,985
Participant transactions	2,110,375,836	1,735,947,490	813,860,715	346,079,345	657,326,121

Net increase in net assets	$3,303,161,116	$2,452,127,825	$1,117,433,601	$462,321,383	$826,545,106

	December 31,

	2005	2004	2003	2002	2001

Total assets	$11,685,426,413	$7,843,979,924	$4,867,089,727	$3,731,503,245	$3,262,648,457
Total liabilities	1,136,715,311	598,429,938	73,667,566	55,514,685	48,981,280

Total net assets	$10,548,711,102	$7,245,549,986	$4,793,422,161	$3,675,988,560	$3,213,667,177

Accumulation units outstanding	42,623,491	33,337,597	24,724,183	20,346,696	18,456,445

Accumulation unit value	$239.95	$210.44	$186.94	$173.90	$168.16

Mortgage notes payable	$973,502,186	$499,479,256	—	—	—

TIAA Real Estate Account Prospectus	27

QUARTERLY SELECTED FINANCIAL INFORMATION

          The following selected financial data for each full quarter of 2005 and 2004 are derived from the financial statements of the Account for the years ended December 31, 2005 and 2004.

	2005
	For the Three Months Ended

	March 31	June 30	September 30	December 31

Investment income, net	$93,301,077	$98,805,190	$114,048,282	$123,497,999
Net realized gain on investments	4,937,265	35,140,947	24,667,629	60,685,694
Net unrealized gain on investments	16,273,314	227,960,106	243,216,887	150,250,890

Net increase in net assets resulting from operations	$114,511,656	$361,906,243	$381,932,798	$334,434,583

Total return	1.52%	4.38%	4.13%	3.33%

	2004
	For the Three Months Ended

	March 31	June 30	September 30	December 31

Investment income, net	$60,427,326	$69,917,576	$81,063,054	$90,192,076
Net realized gain on investments	13,957,043	6,937,958	12,050,272	28,258,158
Net unrealized gain on investments	25,237,864	41,478,561	175,720,751	110,939,696

Net increase in net assets resulting from operations	$99,622,233	$118,334,095	$268,834,077	$229,389,930

Total return	2.01%	2.17%	4.48%	3.38%

28	Prospectus TIAA Real Estate Account

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and notes contained in this prospectus.

2005 OVERVIEW

          As of December 31, 2005, the TIAA Real Estate Account had total net assets in the amount of $10,548,711,102, a 46% increase over the 2004 year end total net assets. The growth in net assets was primarily due to the increase in net new money into the Account. The remainder of the increase was due to income from investments and capital appreciation of the Account’s real estate assets. The Account closed on 42 transactions in 2005 for a total net investment, including acquisitions, dispositions, commitments to purchase interests in real estate limited partnerships and real estate investment trusts, of $1.6 billion. The Account purchased 24 properties for a total net equity investment of $1.9 billion. These purchases were diverse by both location (twelve states in the United States and the United Kingdom) and sector. The Account purchased eight office properties, including the Account’s first foreign investment, an office complex located in London, United Kingdom, which is subject to debt, eight industrial properties, six apartment properties and two retail properties. Additional transactions included three commitments to purchase limited partnership interests in two real estate related funds and one private real estate investment trust in the total amount of $227.5 million of which $172 million has been funded and the placement of $250 million in debt on an office building in which the Account owns a 50% joint venture interest. The Account also sold 14 properties (five industrial, five office, three apartment and one retail property), which had either maximized in value, under-performed or represented properties needing significant capital infusions in the future, which could have had a negative impact on the Account’s overall performance, for approximately $511.5 million.

          Subsequent to December 31, 2005, the Account closed on two transactions: the purchase of a bulk distribution warehouse for a total amount of approximately $34.7 million and the placement of approximately $153 million in debt on an office building which the Account already owns.

          As of December 31, 2005, the Account owned a total of 109 real estate properties, representing 80.11% of the Account’s Total Investments (eleven of which are held in joint ventures). The real estate portfolio includes 45 office properties (six of which are held in joint ventures), 30 industrial properties (including one joint venture), 24 apartment complexes, 9 retail properties (including three joint ventures), and a 75% joint venture partnership interest in a portfolio of storage facilities.

          The following charts reflect the diversification of the Account’s real estate assets by region and property type as well as its ten largest holdings. All

TIAA Real Estate Account Prospectus	29

information is based on the values of the properties as stated in the financial statements as of December 31, 2005.

REAL ESTATE ASSETS DIVERSIFICATION BY MARKET VALUE

	East (30)	West (34)	South (34)	Midwest (8)	Various* (2)	Foreign** (1)	TOTAL (109)

Office (45)	21.9%	18.1%	13.4%	3.9%	0.0%	4.1%	61.4%
Apartment (24)	2.2%	5.9%	5.3%	0.0%	0.0%	0.0%	13.4%
Industrial (30)	3.0%	7.5%	3.8%	2.0%	0.7%	0.0%	17.0%
Retail (9)	1.5%	1.3%	4.7%	0.0%	0.0%	0.0%	7.5%
Other*** (1)	0.0%	0.0%	0.0%	0.0%	0.7%	0.0%	0.7%

TOTAL (109)	28.6%	32.8%	27.2%	5.9%	1.4%	4.1%	100.0%

( )	Number of properties in parentheses.
*	Represents a portfolio of storage facilities and a portfolio of industrial properties located in various regions across the U.S.
**	Represents a United Kingdom real estate investment.
***	Represents a portfolio of storage facilities located in various regions across the U.S.

TOP TEN REAL ESTATE HOLDINGS

Property Name	City	State/ County	Property Type	% of Total Market Value(a)		Real Estate Portfolio	% Total Investments

1001 Pennsylvania Ave	Washington	DC	Office	$503.0	(b)	5.47%	4.38%
1 & 7 Westferry Circus	London	UK	Office	$373.1	(c)	4.06%	3.25%
50 Fremont Street	San Francisco	CA	Office	$373.0	(d)	4.05%	3.25%
IDX Tower	Seattle	WA	Office	$370.0	(e)	4.02%	3.22%
Four Oaks Place	Houston	TX	Office	$295.2		3.21%	2.57%
99 High Street	Boston	MA	Office	$276.3	(f)	3.00%	2.41%
Lincoln Centre	Dallas	TX	Office	$255.3		2.78%	2.22%
780 Third Avenue	New York City	NY	Office	$230.0		2.50%	2.00%
1900 K Street	Washington	DC	Office	$230.0		2.50%	2.00%
Ontario Industrial Portfolio	Ontario	CA	Industrial	$230.0	(g)	2.50%	2.00%

(a)

Value as reported in the 12/31/05 Statement of Investments. Investments owned 100% by TIAA are reported based on market value. Investments in joint ventures are reported based on the equity method of accounting.

(b)	This property is shown gross of debt. The value of the Account’s interest less leverage is $279.2, representing 3.03% of the Total Real Estate Portfolio and 2.43% of the Total Investments.
(c)

This property is shown gross of debt. The value of the Account’s interest less leverage is $142.7, representing 1.55% of the Total Real Estate Portfolio and 1.24% of the Total Investments. The market value has been converted to U.S. dollars from Pound Sterling at the exchange rate as of December 31, 2005.

(d)	This property is shown gross of debt. The value of the Account’s interest less leverage is $229.6, representing 2.50% of the Total Real Estate Portfolio and 2.00% of the Total Investments.
(e)	This property is shown gross of debt. The value of the Account’s interest less leverage is $215.7, representing 2.34% of the Total Real Estate Portfolio and 1.88% of the Total Investments.
(f)	This property is shown gross of debt. The value of the Account’s interest less leverage is $91.3, representing 0.99% of the Total Real Estate Portfolio and 0.79% of the Total Investments.
(g)	This property is shown gross of debt. The value of the Account’s interest less leverage is $219.9, representing 2.39% of the Total Real Estate Portfolio and 1.91% of the Total Investments.

30	Prospectus TIAA Real Estate Account

TOP FIVE OVERALL MARKET EXPOSURE

Metropolitan Statistical Area	# of Investments	% Total Investments

Washington-Arlington-Alexandria	10	10.45
San Francisco-San Mateo-Redwood City	4	6.50
Los Angeles-Long Beach-Glendale	8	4.88
Chicago-Naperville-Joliet	7	4.50
Dallas-Plano-Irving	4	4.27

          As of December 31, 2005, the Account also held investments in real estate limited partnerships, representing 1.71% of Total Investments, real estate equity securities, representing 3.71% of Total Investments, commercial mortgage-backed securities (CMBS), representing 0.19% of Total Investments, commercial paper representing 11.67% of Total Investments, and government bonds, representing 2.61% of Total Investments.

          Real Estate Market Outlook—In General

          Real estate had another year of strong performance in 2005. Due to strong inflows of equity and debt capital from domestic and international sources, investment into the asset class grew substantially. The combination of strong inflows of capital, sustained economic growth, steady improvement in real estate market conditions and low interest rates pushed commercial real estate prices higher in 2005. As a result of higher prices and greater interest in commercial real estate, sales transactional volume in 2005 totaled approximately $250 billion, 35% higher than in 2004 according to Real Capital Analytics, a prime source for transactional information for commercial real estate.

          Economic activity expanded throughout the nation in 2005. The U.S. economy added a total of 2.0 million new jobs in 2005. Gains were broadly based as the Federal Reserve Board’s January 2006 “Beige Book” reported that “Economic expansion continued across the twelve Federal Reserve Districts through the last several weeks of 2005.” According to the Beige Book, economic activity was “expanding modestly” in six districts, “accelerating” or “increasing at a solid pace” in four more, and “continuing to expand” or “reasonably strong” in the remaining two districts.

          Employment growth in the Account’s primary metropolitan areas has strengthened over the course of 2005. Of the Account’s five top markets, growth was strongest in the Washington D.C. metropolitan area, where employment grew at 3.1% during 2005. San Francisco (+ 0.9%), Los Angeles (+ 0.7%), Chicago (+ 1.1%), and Dallas (+ 1.4%) follow. By comparison, employment grew 1.6% in the United States as a whole during 2005.

          Growth in payroll employment is highly correlated with tenant demand for commercial real estate, though demand for space often occurs following a lag due to the nature of the leasing cycle. Office space demand, in particular, is correlated with employment growth in the “financial activities” and “professional & business

TIAA Real Estate Account Prospectus	31

services” sectors. These two sectors added 188,000 and 486,000 jobs, respectively, over the course of 2005. With 24 consecutive months of employment growth in the United States, office space demand has responded in kind. Office absorption, which is the net change in occupied space and a key fundamental indicator, totaled 87 million square feet in 2005 and 76 million square feet in 2004. By comparison, net absorption in 2003 was only 23 million square feet and in 2002 it was a negative 14 million square feet, which indicates that companies vacated more space than they leased. Gains in net absorption, in turn, have lowered office vacancy rates. Torto Wheaton Research, a widely used source of real estate market data, reported that office market vacancies averaged 13.6% at year-end 2005, and 15.4% at year-end 2004. According to the Torto Wheaton, office vacancies on a national basis have now declined for ten consecutive quarters.

          Improvements in the Account’s office markets are evident. For example, office vacancies in the Washington D.C. metropolitan area, the Account’s top office market, are well below the national average and have fallen to 9.3% as of the year-end 2005 compared with 10.3% at year-end 2004. The office market in the Washington, D.C. metro area has undoubtedly benefited from 40 consecutive months of employment growth. Vacancies in the New York metro area averaged 7.7% as of year-end 2005 and have declined from 9.3% as of year-end 2004. In the Account’s other top office markets, vacancy rates remain high Chicago: (16.9%), Houston (16.4%), San Francisco (13.1%), and Boston (14.3%). However, San Francisco, Boston and Houston have seen measurable declines in vacancy rates over the past year.

          Industrial space demand is related to a number of factors including the national business cycle, national industrial production, international trade volumes, changes in corporate logistics and distribution systems, and employment growth in the manufacturing, wholesale trade and transportation and warehousing industries. Most of these indicators have experienced sustained growth over the last several years. For example, U.S. gross domestic product (GDP), a basic indicator of the national business cycle, grew at a 3.5% pace in 2005, following a growth rate of 4.2% in 2004 and 2.7% in 2003. Similarly, national industrial production grew at a 2.8% rate in 2005, following a growth rate of 4.1% in 2004 and 0.6% in 2003. These gains are reflected industrial space absorption. According to Torto Wheaton Research, industrial space absorption in major U.S. metropolitan areas totaled 281 million square feet in 2005, as compared with 183 million square feet in 2004 and a mere 31 million square feet in 2003. Healthy space demand, in turn, has lowered industrial vacancies. Torto Wheaton Research reports that industrial vacancies averaged 9.7% at year-end 2005, compared with 11.4% at the end of 2004. Industrial vacancies have now declined for six consecutive quarters.

          The improvement in the Account’s industrial markets is clear. Industrial vacancies in the Riverside-San Bernardino metropolitan area, the Account’s top industrial market, for example, are well below the national average (9.7%), and have fallen to 5.4% at year-end 2005 compared with 7.1% at year-end 2004. The industrial market in Riverside-San Bernardino has benefited from 20 million

32	Prospectus TIAA Real Estate Account

square feet of absorption in both 2004 and 2005, which is the most of any U.S. market. Vacancies in the Los Angeles metro area are also well below the national average at 4.5% at year-end 2005. In the Account’s other top industrial markets, vacancy rates are above the national average, Chicago: (10.8%), Dallas (12.6%), and Atlanta (12.6%). Each of these markets has experienced a meaningful decline in vacancies over the past year.

          Key factors influencing demand in the apartment sector include employment growth, population and household growth, and housing affordability, each of which moved in ways favorable to apartment demand during 2005. For example, data from the National Association of Realtors show that housing affordability declined to its lowest level since 2001 due to home prices increases of 15% nationwide during 2005 and modest increases in mortgage interest rates. In addition to healthy apartment demand, Real Capital Analytics reported that the supply of rental units was reduced in a number of markets as developers converted sizeable numbers of apartment units to condominiums over the course of 2005. Condo conversions were particularly prevalent in metropolitan areas like Miami, Las Vegas, San Diego and Washington D.C. As a result of these two trends—an increase in demand and a reduction in supply—Torto Wheaton Research reported in its year-end 2005 report that the U.S. apartment market “...tightened throughout 2005”. Nationally, vacancies averaged 5.1% at year-end 2005 compared with 6.2% at year-end 2004. In addition, many landlords were able to raise rents for the first time in several years. Other landlords eliminated rental concessions and incentives which are used for competitive purposes when demand is soft.

          The market conditions in the Account’s apartment markets have clearly improved as well. For example, apartment vacancies in the Atlanta metropolitan area, the Account’s top apartment market, declined to 6.1% at year-end 2005 compared with 8.4% at year-end 2004. In the Account’s other top apartment markets, vacancy rates are well below the national average, Los Angeles (2.4%), Ft. Lauderdale (1.3%), and Washington D.C. (4.2%). Vacancies in Dallas are above the national average at 7.4%, but declined from 9.9% at year-end 2004.

          Key factors influencing retail space demand include trends in consumer spending, growth in personal income and wages, and retailers’ growth and expansion plans. For example, the U.S. Census Bureau reported that U.S. retail sales excluding autos increased a solid 8.3% in 2005. This gain came despite headwinds from higher energy and gasoline prices. Healthy retail sales, in turn, sustained retail space demand. According to Torto Wheaton Research, vacancies in neighborhood and community centers averaged 7.7% at year-end 2005 as compared with 8.0% at year-end 2004. In its year-end 2005 report, Torto Wheaton Research noted that retail rents and occupancies have risen steadily in recent years, and “...there is nothing in the marketplace today to suggest that that trend is not going to continue….”

          Real estate supply/demand conditions also appear favorable. Office construction nationally totaled 35 million square feet in 2005 compared with an average of 80 million square feet during the 1998-2002 cyclical peak period. Torto Wheaton Research expects office construction to increase marginally to 38 million

TIAA Real Estate Account Prospectus	33

square feet in 2006. Similarly, construction of industrial space in 2005 was roughly 35% below totals during the 1996-2001 peak construction period. Torto Wheaton Research does not expect a significant increase in industrial construction in 2006. Multi-family construction has slowed less sharply; however, a growing number of these units are being built for sale rather than rent. Torto Wheaton Research expects that construction of neighborhood and community shopping centers which totaled 26 million square feet in 2005, to decline roughly 25% in 2006 due in part to increased land and construction costs.

          Economic Outlook for 2006

          On balance, prospects for U.S. commercial real estate markets appear promising given current economic and property market conditions. Nationally, employment is growing at a solid and sustainable pace. The combination of ongoing employment growth and moderate construction bode well for commercial real estate markets. However, continued strong inflows of capital to real estate markets are likely to put pressure on future pricing and returns. Given these trends, prudence and pricing discipline will be required with respect to the Account’s acquisition activities going forward.

RESULTS OF OPERATIONS

          Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

          Performance

          The Account’s total return was 14.02% for the year ended December 31, 2005, 145 basis points higher than the 2004 annual return of 12.57%. The substantial increase in the Account’s overall performance on a year-to-year basis reflects the strong performance of the Account’s real estate properties. The market value of the Account’s real estate portfolio increased substantially in 2005 due to capital appreciation of these assets as a result of the sustained growth in capital investment into the real estate market from institutional investors as well as foreign investors.

          Income and Expenses

          The Account’s net investment income, after deduction of all expenses, was 42% higher for the year ended December 31, 2005 compared to the same period in 2004. This increase is related to a 46% increase in total net assets, which included a 41% increase in the Account’s real estate holdings, including joint ventures and limited partnerships, over the same period.

          The Account’s real estate holdings, including joint venture investments, generated approximately 83% and 88% of the Account’s total investment income (before deducting Account level expenses) during 2005 and 2004, respectively. The decline is due to the effect of the increase in total net assets, a decline in the total percentage of the Account’s assets held in real estate and joint venture interests and the corresponding growth in the non-real estate assets owned by the Account. As of year end 2005, the Account held 80% of its assets in real estate and 14% short term holdings, as compared to 85% and 9%, respectively in 2004. The

34	Prospectus TIAA Real Estate Account

remaining portion of the Account’s total investment income was generated by marketable securities investments.

          Gross real estate rental income increased approximately 56% in the year ended December 31, 2005 as compared to the same period in 2004. This increase was primarily due to the increased number of properties owned by the Account. In 2005, the Account benefited from the full year’s income from the properties purchased in 2004 (21) and for a partial year’s income from those properties purchased throughout 2005 (24 in total). Income from the real estate joint ventures was $63,580,501 for the year ended December 31, 2005 as compared with $57,275,242 for the year ended December 31, 2004. This 11% increase in joint venture income was due to an increase in the number of joint venture owned by the Account purchased in 2004. Interest income on the Account’s marketable securities investments increased from $15,055,451 in 2004 to $54,114,448 in 2005 due to the increase in the amount of non-real estate assets held by the Account as well as an increase in short term rates from 2004 to 2005. Dividend income on the Account’s real estate equity securities and limited partnership investments increased from $26,568,264 for the year ended December 31, 2004 to $27,968,246. This increase was due to the strong performance of the real estate market reflecting the increased inflow of capital into real estate-related investments.

          Total property level expenses for the year ended December 31, 2005 and 2004 were $278,544,030, and $157,768,776, respectively. In 2005, operating expenses and real estate and other taxes represented 54% and 32% of the total expenses respectively, with the remaining 14% due to interest payments on mortgages. In comparison, operating expenses, real estate and other taxes, and interest expense represented 64%, 35% and 1%, respectively in 2004. Overall, property level expenses increased by 77% from 2004 to 2005, with approximately one-third of this increase attributable to interest payments made in 2005. The factors influencing this year to year variance were: an increase in the number of properties subject to debt, which increased from 4 in 2004, (all acquired in the fourth quarter of 2004) to 7 in 2005 (the interest expense incurred by the Account was $830,361 and $40,028,630, respectively in 2004 and 2005); and the purchase of additional properties in 2005.

          The Account also incurred expenses for the years ended December 31, 2005 and 2004 of $19,603,225 and $14,393,388, respectively, for investment advisory services, $27,130,406 and $16,372,446, respectively, for administrative and distribution services and, $9,366,566 and $5,962,591 respectively, for mortality, expense risk and liquidity guarantee charges. The overall 53% increase in expenses is a result of the larger net asset base in the Account, and the increased costs associated with managing and administering the Account.

          Net Realized and Unrealized Gains and Losses on Investments

          The Account had net realized and unrealized gains on investments of $763,132,732 for the year ended December 31, 2005, as compared with net realized and unrealized gains on investments of $414,580,303 for the year ended December 31, 2004. This positive variance is primarily due to a substantial increase in net

TIAA Real Estate Account Prospectus	35

realized and unrealized gain on the Account’s real estate properties of $595,678,809 for the year ended December 31, 2005 as compared to $184,531,410 for the year ended December 31, 2004. The increase in net realized and unrealized gains is due to the capital appreciation of real estate assets attributable to the continued inflow of capital into the real estate market from institutional and other investors, which had the effect of increasing the value of real estate. This trend, which began in 2004 and increased in 2005, is evidenced by the net realized gain of $90.3 million on the properties sold in 2005. The net proceeds of these sales was $511.5 milllion. The Account also had unrealized gains on its real estate joint ventures and limited partnership holdings of $163,223,945 for the year ended December 31, 2005, as compared to unrealized gains of $161,584,369 for the same period in 2004. This increase was due to the unrealized gains posted in 2005 on the properties in which the Account has an interest. The Account’s marketable securities for the year ended December 31, 2005 had net realized and unrealized gains totaling $4,229,978 as compared with net realized and unrealized gains of $68,464,524 for the year ended December 31, 2004. The primary factor in the decline is the net effect of the relatively weak performance of the REIT market on the Account’s real estate equity securities in 2005 as compared to the strong performance of this market in 2004.

          Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

          Performance

          The Account’s total return was 12.57% for the year ended December 31, 2004 and 7.50% for 2003. The substantial increase in the Account’s overall performance on a year-to-year basis reflects the strong performance of the Account’s real estate properties and real estate-related (real estate equity securities, CMBS and limited partnerships) investments. The market value of the Account’s real estate portfolio increased substantially in 2004, as did the value of its real estate equity securities holdings. These increases in the real estate and real estate-related assets were due to the significant amount of capital which flowed into the real estate market from institutional investors as well as foreign investors, increasing the price of core real estate investments.

          Income and Expenses

          The Account’s net investment income after deduction of all expenses was 23% higher for the year ended December 31, 2004 compared to the same period in 2003. This increase was primarily due to a 51% increase in total net assets, which included a 66% increase in the Account’s real estate holdings, including joint ventures and limited partnerships, over the same period.

          The Account’s real estate holdings, including joint venture and fund investments, generated approximately 88% and 93% of the Account’s total investment income (before deducting Account level expenses) during 2004 and 2003, respectively. The remaining portion of the Account’s total investment income was generated by marketable securities investments.

36	Prospectus TIAA Real Estate Account

          Gross real estate rental income increased approximately 10% in the year ended December 31, 2004 as compared to the same period in 2003. This increase was due to the increased number of properties owned by the Account. Income from the real estate joint ventures was $57,275,242 for the year ended December 31, 2004 as compared with $31,989,569 for the year ended December 31, 2003. This increase in joint venture income was due to positive leasing activity at several retail properties as well as the purchase of an additional joint venture interest in an existing office property, and the addition of two joint venture investments in 2004. Interest income on the Account’s marketable securities investments increased from $7,221,765 in 2003 to $15,055,451 in 2004 due to the increase in the amount of non-real estate assets held by the Account as well as a slight increase in short term rates from 2003 to 2004. Dividend income on the Account’s real estate equity securities and limited partnership investments increased from $12,240,166 for the year ended December 31, 2003 to $26,568,264 for the year ended December 31, 2004. This increase was due to the strong performance of the real estate market reflecting the increased inflow of capital into real estate-related investments.

          Total property level expenses for the years ended December 31, 2004 and 2003 were $157,768,776, and $136,678,570, respectively. This 15% increase in property level expenses reflected the increased number of real estate properties owned by the Account from 2003 to 2004. In addition, during 2004, the Account incurred interest expense of $830,361 related to the mortgages. The Account also incurred expenses for the years ended December 31, 2004 and 2003 of $14,393,388 and $12,751,191 respectively, for investment advisory services, $16,372,446 and $14,786,580 respectively, for administrative and distribution services and $5,962,591 and $4,116,294 respectively, for mortality, expense risk and liquidity guarantee charges. The overall 16% increase in expenses is a result of the larger net asset base in the Account, and the increased costs associated with managing and administering the Account.

          Net Realized and Unrealized Gains and Losses on Investments

          The Account had net realized and unrealized gains on investments of $414,580,303 for the year ended December 31, 2004, as compared with net realized and unrealized gains on investments of $58,837,371 for the year ended December 31, 2003. The increase in net realized and unrealized gains is primarily due to the substantial net realized and unrealized gain on the Account’s real estate properties of $184,531,410 for the year ended December 31, 2004 as compared to net realized and unrealized losses for the year ended December 31, 2003 of $5,040,820. In addition, the Account had an unrealized gain on its joint venture holdings of $161,584,369 for the year ended December 31, 2004 as compared to unrealized gain of $23,914,271 for the year ended December 31, 2003. The substantial net gains in the year ending December 31, 2004 are due to the increase in market value of its real estate portfolio, particularly in the value of three regional malls in which the Account owns joint venture interests. The Account’s marketable securities for the year ended December 31, 2004 had net realized and unrealized gains totaling

TIAA Real Estate Account Prospectus	37

$68,464,524 as compared with net realized and unrealized gains of $39,963,920 for the year ended December 31, 2003.

          During 2004, the Account sold five properties. Proceeds of sale were $113,765,000 and cost at the time of sale was $99,937,568, resulting in a realized gain of $13,827,432. During 2003, the Account sold two properties. Proceeds of sale were $187,225,000 and cost at the time of sale was $154,626,452, resulting in a realized gain of $32,598,548.

LIQUIDITY AND CAPITAL RESOURCES

          At year end 2005 and 2004, the Account’s liquid assets (i.e., its real estate equity securities, CMBSs, commercial paper and government securities) had a value of $2,089,557,113 and $1,045,733,841, respectively. The increase in the Account’s liquid assets was primarily due to the net positive inflow from transfers and premiums into the Account which is likely in response to the strong relative performance of the Account.

          In 2005, the Account received $968,189,436 in premiums and $1,435,432,984 in net participant transfers from TIAA, CREF Accounts and affiliated mutual funds, while for 2004 the Account received $738,048,183 in premiums and $1,188,465,203 in net participants’ transfers. Real estate acquisitions totaling approximately $1.9 billion and $2.5 billion were made during 2005 and 2004, respectively. The Account’s liquid assets will continue to be available to purchase additional suitable real estate properties and to meet expense needs and redemption requests (i.e., cash withdrawals, benefits, or transfers). In the unlikely event that the Account’s liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA’s general account will purchase liquidity units in accordance with TIAA’s liquidity guarantee to the Account.

          The Account, under certain conditions more fully described in the Account’s prospectus, may borrow money and assume or obtain a mortgage on a property —i.e., make leveraged real estate investments. Note that the Account changed its borrowing policy in 2005 to expand the circumstances under which it could borrow. Also, to meet any short-term cash needs, the Account may obtain a line of credit whose terms may require that the Account secure the loan with one or more of its properties. The Account’s total borrowings may not exceed 20% of the Account’s total net asset value.

EFFECTS OF INFLATION AND INCREASING OPERATING EXPENSES

          Inflation, along with increased insurance, utilities and security costs, may increase property operating expenses in the future. These increases in operating expenses are generally billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, depending on how long any vacant space in a property remains unleased, the Account may not be able to recover the full amount of such increases in operating expenses.

38	Prospectus TIAA Real Estate Account

CRITICAL ACCOUNTING POLICIES

          The financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States.

          In preparing the Account’s consolidated financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances — the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

          Management believes that the following policies related to the valuation of the Account’s assets reflected in the Account’s financial statements affect the significant judgments, estimates and assumptions used in preparing its financial statements:

          Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s properties are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. TIAA’s appraisal staff performs a valuation of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation or appraisal. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion.

          Valuation of Real Estate Joint Ventures: Real estate joint ventures are stated at the Account’s equity in the net assets of the underlying joint venture entities, which value their real estate holdings and mortgage notes payable at fair value.

          Valuation of Marketable Securities: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.

TIAA Real Estate Account Prospectus	39

          Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined.

          Income from joint ventures is recorded based on the Account’s proportional interest in the income earned by the joint venture that has been distributed from the joint venture to the Account.

          Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Property Level Debt: Property level debt is shown at estimated market value. Estimated market values are based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction exclusive of direct transaction costs. Different assumptions or changes in future market conditions could significantly affect estimated market value. At times, the Account may assume debt in connection with the purchase of real estate. For debt assumed, the Account allocates a portion of the purchases price to the below/above market debt and amortized the premium/discount over the remaining life of the debt.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the repsective dates of the transactions. The effect of changes in foreign currency exchange rates on portfolio investments are included in the net realized and unrealized gains and losses on investments. Net realized gains and losses on foreign currency transactions include maturities of forward foreign currency contracts, disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

40	Prospectus TIAA Real Estate Account

FORWARD-LOOKING STATEMENTS

          Some statements in this report which are not historical facts may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or management’s present expectations.

          Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date this report is filed. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          The Account’s real estate and real estate-related investments, which as of December 31, 2005 represented 81.82% of the Account’s investments (not including real estate equity securities), expose the Account to a variety of risks. These risks include, but are not limited to:

•

General Real Estate Risk — The risk that the Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, and changing supply and demand for certain types of properties;

•

Appraisal Risk — The risk that the sale price of an Account property (i.e., the value that would be determined by negotiations between independent parties) might differ substantially from its estimated or appraised value, leading to losses or reduced profits to the Account upon sale;

•

Risk Relating to Property Sales — The risk that the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses; and

•	Risks of Borrowing — The risk that interest rate changes may impact Account returns if the Account takes out a mortgage on a property or buys a property subject to a mortgage.

          As of December 31, 2005, 18.19% of the Account’s investments were in market risk sensitive instruments, comprised entirely of marketable securities. These include real estate equity securities, commercial mortgage-backed securities (CMBSs), and high-quality short-term debt instruments (i.e., commercial paper and government agency instruments). The Statement of Investments for the Account sets forth the terms of these instruments, along with their fair value, as

TIAA Real Estate Account Prospectus	41

determined in accordance with procedures described in Note 1 to the Account’s financial statements. Note that the Account does not currently invest in derivative financial instruments.

          The Account’s investments in marketable securities are subject to the following general risks:

•

financial risk — for debt securities, the possibility that the issuer won’t be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•	market risk — price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	interest rate volatility, which may affect current income from an investment.

          In addition, mortgage-backed securities are subject to prepayment risk — i.e., the risk that borrowers will repay the loans early. If the underlying mortgage assets experience greater than anticipated payments of principal, the Account could fail to recoup some or all of its initial investment in these securities. The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments.

          In addition to these risks, real estate equity securities and mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. For more information on the risks associated with all of the Account’s investments, see the Account’s most recent prospectus.

VALUING THE ACCOUNT’S ASSETS

          We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments

•	the value of the Account’s other securities investments and other assets

•	the value of the individual real properties and other real estate–related investments owned by the Account

•

an estimate of the net operating income accrued by the Account from its properties and other real estate–related investments and then reducing it by the Account’s liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See “Expense Deductions,” page 45.

42	Prospectus TIAA Real Estate Account

VALUING REAL ESTATE INVESTMENTS

          Valuing Real Property: Individual real properties will be valued initially at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) We could use a different value in appropriate circumstances.

          After this initial valuation, an independent appraiser, approved by the independent fiduciary, will value properties at least once a year. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

          Quarterly, we will conduct an internal review of each of the Account’s properties. We’ll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We’ll continue to use the revised value to calculate the Account’s net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

          The Account’s net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate–related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

          Development properties initially will be valued at the Account’s cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

          The Account may, at times, value properties purchased together as a portfolio as a single asset, to the extent we believe that the property will likely be sold as one portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually.

          Because of the nature of real estate assets, the Account’s net asset value won’t necessarily reflect the true or realizable value of its real estate assets (i.e., what the Account would get if it sold them).

          Valuing Real Property Encumbered by Debt: [Revise?] In general, when we value an Account property subject to a mortgage, the Account’s net asset value will include the value of the Account’s interest in the property (with the property valued as described above). The outstanding balance of the debt will be recorded as a liability. We can adjust the property valuation if we determine that the existing debt could have a material affect on how much the Account would receive if it were to sell the property, looking at such factors as whether the debt is prepayable, the remaining term on the debt, and then-current interest rates.

          Valuing Conventional Mortgages: Individual mortgage loans made by the Account will be valued initially at their face amount. Thereafter, quarterly, we’ll

TIAA Real Estate Account Prospectus	43

value the Account’s fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans). We’ll also use this method for foreign mortgages with conventional terms. We can adjust the mortgage value more frequently if circumstances require it. Floating variable rate mortgages will generally be valued at their face amount, although we may adjust these values as market conditions dictate.

          Valuing Participating Mortgages: Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we’ll estimate the values of the participating mortgages by making various assumptions about occupancy rates, rental rates, expense levels, and other things. We’ll use these assumptions to project the cash flow and anticipated sale proceeds from each investment over the term of the loan, or sometimes over a shorter period. To calculate sale proceeds, we’ll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. We’ll then discount the estimated cash flows and sale proceeds to their present value (using rates appropriate to then-current market conditions).

          Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account could be under- or over-valued.

          Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

          Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives cash from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

          Adjustments: We can adjust the value of an investment if we believe events or market conditions (such as a borrower’s or tenant’s default) have affected how much the Account could get if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.

          The independent fiduciary will need to approve adjustments to any valuation of one or more properties that

•	is made within three months of the annual independent appraisal or

44	Prospectus TIAA Real Estate Account

•	results in an increase or decrease of:

•	more than 6 percent of the value of any of the Account’s properties since the last independent annual appraisal

•	more than 2 percent in the value of the Account since the prior month or

•	more than 4 percent in the value of the Account within any quarter.

          Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate–related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

VALUING OTHER INVESTMENTS (INCLUDING CERTAIN REAL ESTATE–RELATED INVESTMENTS)

          Debt Securities and Money Market Instruments: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, except when we believe the prices do not accurately reflect the security’s fair value. We value money market instruments with maturities of one year or less in the same manner as debt securities, or derive them from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. All debt securities may also be valued at fair value as determined in good faith by the Investment Committee of the TIAA Board of Trustees.

          Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

          We value equity securities traded on the NASDAQ Stock Market’s National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.

          Mortgage-Backed Securities: We value mortgage-backed securities in the same manner in which we value debt securities, as described above.

          Foreign Securities: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

          Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee

TIAA Real Estate Account Prospectus	45

of TIAA’s Board of Trustees and in accordance with the responsibilities of TIAA’s Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

EXPENSE DEDUCTIONS

          Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

         [The current annual expense deductions are:

Type of Expense Deduction	Percent of Net Assets Annually	Services Performed

Investment Management	0.190%	For TIAA’s investment advice, portfolio accounting, custodial services, and similar services, including independent fiduciary and appraisal fees

Administration	0.275%	For Services’ administrative services, such as allocating premiums and paying annuity income

Distribution	0.080%	For Services’ expenses related to distributing the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks

Liquidity Guarantee	0.035%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction	0.630%	For total services to the Account]

          After the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the following quarter. Since our at-cost deductions are based on projections of Account assets and overall expenses, the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. While our projections of Account asset size (and resulting expense fees) are based on our best estimates, the size of the Account’s assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.

46	Prospectus TIAA Real Estate Account

          TIAA’s board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.

          Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers’ commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

EMPLOYER PLAN FEE WITHDRAWALS

          Your employer may, in accordance with the terms of your plan, and with TIAA’s approval, withdraw amounts from your Real Estate Account accumulation under your Retirement Select, Retirement Choice, Retirement Choice Plus, or Retirement Select Plus contract, and, on a limited basis, under your GA, GSRA, GA or Keogh contract, to pay fees associated with the administration of the plan. TIAA reserves the right to suspend or reinstate its approval for a plan to make such withdrawals. The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro-rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

          If allowed by your contract, your employer may also charge a fee on your account to pay fees associated with administering the plan.

THE CONTRACTS

          TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, Retirement Select, Retirement Select Plus, Retirement Choice, Retirement Choice Plus, or Keogh contracts.

RA (RETIREMENT ANNUITY), GRA (GROUP RETIREMENT ANNUITY),
AND RETIREMENT SELECT CONTRACTS

          RA, GRA, and Retirement Select contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA and Retirement Select contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

          Depending on the terms of your plan, RA, GRA, and Retirement Select premiums can be paid by your employer, you, or both. If you’re paying some of or the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. You can also transfer funds from another investment choice under your employer’s plan to your contract. Ask your employer for more information about these contracts.

TIAA Real Estate Account Prospectus	47

SRA (SUPPLEMENTAL RETIREMENT ANNUITY), AND GSRA (GROUP
SUPPLEMENTAL RETIREMENT ANNUITY)

          These are for voluntary tax-deferred annuity (TDA) plans and 401(k) plans. SRA contracts are issued directly to you. GSRA and Retirement Select Plus contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Your employer pays premiums in pre-tax dollars through salary reduction. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans.

RETIREMENT SELECT/RETIREMENT SELECT PLUS ANNUITIES AND
RETIREMENT CHOICE RETIREMENT CHOICE PLUS ANNUITIES

          These are very similar in operation to the GRAs and GSRAs, respectively, except that they are issued directly to your employer on your plan’s trustee. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.

CLASSIC IRA AND ROTH IRA

          Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $4,000 or by rolling over funds from another IRA or retirement plan, if you meet our eligibility requirements. If you are age 50 or older, you may contribute up to $5,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $4,000, or $5,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2006; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $4,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet our eligibility requirements. If you are age 50 or older you may contribute up to $5,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $4,000, or $5,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2006; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Your employer may offer SEP IRAs (Simplified Employee Retirement Plans), which are subject to different rules.

          Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

GA (GROUP ANNUITY) AND INSTITUTIONALLY OWNED GSRA

          These are used exclusively for employee retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or GSRA contract is issued pursuant to your plan, the rules relating to

48	Prospectus TIAA Real Estate Account

transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

KEOGHS

          TIAA also offers contracts for Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use our Keogh contracts for a Keogh plan, and cover common law employees, subject to our eligibility requirements.

ATRA (AFTER-TAX RETIREMENT ANNUITY)

          The after-tax retirement annuities (ATRA) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.

          Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. See “Taxes,” on page 60 for more information.

IRA AND KEOGH ELIGIBILITY

          You or your spouse can set up a TIAA Classic or Roth IRA or a Keogh if you’re a current or retired employee or trustee of an eligible institution, or if you own a TIAA or CREF annuity or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an eligible institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

STATE REGULATORY APPROVAL

          State regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

STARTING OUT

          Generally, we’ll issue you a TIAA contract when we receive your completed application or enrollment form. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

          If we receive premiums from your employer before your application or enrollment form, we’ll generally invest the money in the CREF Money Market Account until we receive your form. (Some employer plans may require that we send such premiums back to the employer or have a different default.) We’ll transfer the appropriate amount from the CREF Money Market Account and credit it to the Real Estate Account as of end of the business day we receive your completed form.

TIAA Real Estate Account Prospectus	49

          If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or total more than 100 percent, we’ll invest your premiums in the CREF Money Market Account (Some employer plans may have a different default). After we receive a complete and correct application, we’ll follow your allocation instructions for future premiums. However, any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.

          TIAA generally doesn’t currently restrict the amount or frequency of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts, while the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment.

          If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not subject to your employer’s retirement plan.

          In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to contracts at any time.

          Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

          We will not be deemed to have received any premiums sent to the addresses designated for remitting premiums until the third-party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

          Important Information About Procedures for Opening a New Account

          To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

          What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information we need, we may not be able to open an account or effect any transactions for you.

CHOOSING AMONG INVESTMENT ACCOUNTS

          You can allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s traditional annuity, the CREF variable investment accounts, and, in

50	Prospectus TIAA Real Estate Account

some cases, certain mutual funds if the account or fund is available under your employer’s plan.

          You can change your allocation choices for future premiums

•	by writing to our home office

•	using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252

THE RIGHT TO CANCEL YOUR CONTRACT

          You can cancel your contract (other than a Retirement Select contract or Retirement Select Plus contract not issued in New York) up to 30 days after you first receive it, unless we have begun making annuity payments from it. If you already had a TIAA contract prior to investing in the Real Estate Account, you have no 30-day right to cancel the contract. To cancel, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We’ll cancel the contract, then send the entire current accumulation to whomever sent the premiums. You bear the investment risk during this period (although some states require us to send back your entire premium without accounting for investment results).

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT — ACCUMULATION UNITS

          When you pay premiums or make transfers to the Real Estate Account, you buy accumulation units. When you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value at the end of the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the accumulation unit value for the end of the business day when we receive your transaction request and all required information and documents (unless you ask for a later date). A business day ends at 4:00 p.m. Eastern time or when trading closes on the NYSE, if earlier.

          The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

          Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

TIAA Real Estate Account Prospectus	51

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

HOW TO TRANSFER AND WITHDRAW YOUR MONEY

          Generally TIAA allows you to move your money to or from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, or TIAA’s traditional annuity

•

to the Real Estate Account from a CREF investment account or TIAA’s traditional annuity (transfers from TIAA’s traditional annuity under RA, GRA, Retirement Select, or Retirement Choice contracts are subject to restrictions)

•	from the Real Estate Account to other companies

•	to the Real Estate Account from other companies/plans

•	by withdrawing cash

•	by setting up a program of automatic withdrawals or transfers

          These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer’s plan, or by current tax law, or by the terms of your contract, as set forth below. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and withdrawals in the future.

          Transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation. You can also choose to have transfers and withdrawals take effect at the close of any future business day. For any transfers to TIAA’s traditional annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s traditional annuity, which is the next business day after the effective date of the transfer.

          To request a transfer or to withdraw cash:

•	write to TIAA’s home office at 730 Third Avenue, New York, NY 10017-3206

•	call us at 800 842-2252 or

•	for internal transfers, using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org

          You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

          Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See “Taxes,” page 60.

52	Prospectus TIAA Real Estate Account

TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS

          Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s traditional annuity, to another TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to mutual funds offered under the terms of your plan. Transfers to CREF accounts or to certain other options may be restricted by your employer’s plan.

          You can also transfer some or all of your accumulation in TIAA’s traditional annuity, in your CREF accounts or in the mutual funds offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account. Transfers from TIAA’s traditional annuity to the Real Estate Account under RA, GRA, Retirement Select, or Retirement Choice contracts can only be effected over a period of time (up to ten years) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

          Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

TRANSFERS TO OTHER COMPANIES

          Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA, GRA, or Retirement Select contract to another company, and the $1,000 minimum will not apply to these transfers. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans.

          Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from an Account and apply it to another Account or investment option, subject to the terms of your plan, and without your consent.

TRANSFERS FROM OTHER COMPANIES/PLANS

          Subject to your employer’s plan, you can usually transfer or rollover money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also rollover before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, you may be able to rollover funds from 401(a), 403(a), 403(b) and governmental 457(b) plans to a TIAA Classic IRA. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

TIAA Real Estate Account Prospectus	53

WITHDRAWING CASH

          You may withdraw cash from your SRA, GSRA, Retirement Select Plus, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Cash withdrawals from your RA, GRA, Retirement Choice, Retirement Choice Plus, or Retirement Select accumulation may be limited by the terms of your employer’s plan and federal tax law. Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, or die, or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation.

          Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½ or leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59½).

          Special rules and restrictions apply to Classic and Roth IRAs.

SYSTEMATIC WITHDRAWALS AND TRANSFERS

          If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time.

WITHDRAWALS TO PAY ADVISORY FEES

          You can set up a program to have monies withdrawn directly from your retirement plan or IRA accumulations to pay your financial advisor, if your employer’s plan allows. You will be required to complete and return certain forms to effect these withdrawals, including how and from which accounts you want these monies to be withdrawn. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. See the discussion under “Taxes” below.

POSSIBLE RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

          From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate-related investment opportunities at a particular time. Whenever

54	Prospectus TIAA Real Estate Account

reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

          If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

ADDITIONAL LIMITATIONS

          Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

MARKET TIMING POLICY

          There are participants who may try to profit from transferring money back and forth among the CREF accounts, the Real Estate Account, and mutual funds available under the terms of your plan, in an effort to “time” the market. As money is shifted in and out of these accounts, the accounts or funds incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate the costs. In addition, market timing can interfere with efficient portfolio management and cause dilution, if timers are able to take advantage of pricing inefficiencies. To discourage market-timing activity, transfers from the Account to a CREF or TIAA account are limited to once every calendar quarter. In addition, participants who make more than three transfers out of any TIAA or CREF account or any of the TIAA-CREF mutual funds available under your plan (other than the CREF Money Market Account) in a calendar month will be advised that if this transfer frequency continues, we will suspend their ability to make telephone, fax and Internet transfers.

          We have the right to modify our policy at any time without advance notice.

RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL

          You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least

TIAA Real Estate Account Prospectus	55

age 59½ to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Internal Revenue Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70½ or you retire. For more information, see “Minimum Distribution Requirements,” on page 61. Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

          Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream.

          Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

          Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account’s investment experience and the income change method you choose.

          There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 58. The total value of your annuity payments may be more or less than your total premiums.

ANNUITY STARTING DATE

          Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

56	Prospectus TIAA Real Estate Account

INCOME OPTIONS

          Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Select, Retirement Select Plus, Retirement Choice, Retirement Choice Plus or Keogh contract. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.

          All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•

One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you don’t opt for a guaranteed period, all payments end at your death — so that it’s possible for you to receive only one payment if you die less than a month after payments start. (The 15-year guaranteed period is not available under all contracts.)

•	Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years (2 to 30 years for RAs, GRAs, and SRAs). (This option is not available under all contracts.)

•

Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•

Minimum Distribution Option (MDO) Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. (The option is not available under all contracts.)

          You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you’re eligible. Using an MDO won’t affect your right to take a cash withdrawal of any accumulation not yet distributed. This pay-out annuity is not available under the Retirement Select or Retirement Select Plus contracts. Instead, required minimum distributions will be paid directly from these contracts pursuant to the terms of your employer’s plan.

TIAA Real Estate Account Prospectus	57

          For any of the income options described above, current federal tax law says that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner. Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

          Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an accumulation being converted to annuity income on the annuity starting date. (This does not apply to IRAs.) Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes,” page 60.

          If you haven’t picked an income option when the annuity starting date arrives for your contract, TIAA usually will assume you want the one-life annuity with 10-year guaranteed period if you’re unmarried, subject to the terms of your plan, paid from TIAA’s traditional annuity. If you’re married, we may assume for you a survivor annuity with half-benefit to annuity partner with a 10-Year guaranteed period, with your spouse as your annuity partner, paid from TIAA’s traditional annuity. If you haven’t picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.

TRANSFERS DURING THE ANNUITY PERIOD

          After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF account or TIAA’s traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

          We’ll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

ANNUITY PAYMENTS

          The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date.

58	Prospectus TIAA Real Estate Account

The amount of the annuity payments will change according to the income change method chosen.

          Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year — the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year’s value.

          Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account. The formulas for calculating the number and value of annuity units payable are described below.

          Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

          The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

          The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

          Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The

TIAA Real Estate Account Prospectus	59

value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

          The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.

          For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

          For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

          TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future.

DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES

          TIAA may pay death benefits if you or your annuity partner dies, which may be subject to the terms of your employer’s plan. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

YOUR SPOUSE’S RIGHTS

          Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

AMOUNT OF DEATH BENEFIT

          If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

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PAYMENT OF DEATH BENEFIT

          To authorize payment and pay a death benefit, we must have received all necessary forms and documentation, including proof of death and the selection of the method of payment.

METHODS OF PAYMENT OF DEATH BENEFITS

          Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also block your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can block any choice if its initial payment is less than $25. If death occurs while your contract is in the accumulation stage, in most cases we can pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won’t do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren’t eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn’t eligible and doesn’t specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

          Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

•	Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Select or Retirement Select Plus), in which the death benefit is paid for a fixed period;

•

Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account’s investment experience (generally the death benefit value must be at least $5,000); (This option is not available under all contracts) and

•

Minimum Distribution Option, which automatically pays income according to the Internal Revenue Code’s minimum distribution requirements (not available under Retirement Select or Retirement Select Plus). It operates in much the same way as the MDO annuity income option. It’s possible, under this method, that your beneficiary won’t receive income for life.

          Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.

          Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your

TIAA Real Estate Account Prospectus	61

beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

          Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

TAXES

          This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

          The Account is not a separate taxpayer for purposes of the Internal Revenue Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

TAXES IN GENERAL

          During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a) or 403(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed. Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $15,000 per year ($20,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to [$17,000] per year in a 403(b) plan ([$21,000] per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $4,000 per year ($5,000 per year for taxpayers age 50 or older).

          The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $15,000 ($20,000 if you are age

62	Prospectus TIAA Real Estate Account

50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

          Note that the dollar limits listed above are for 2008; different dollar limits may apply in future years.

EARLY DISTRIBUTIONS

          If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59½, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a govern mental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS

          In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70½, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70½. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules.

WITHHOLDING ON DISTRIBUTIONS

          If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

TIAA Real Estate Account Prospectus	63

          For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

SPECIAL RULES FOR AFTER-TAX RETIREMENT ANNUITIES

          If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

          In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•

Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•

Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

          Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

          Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

          Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on distributions you take prior

64	Prospectus TIAA Real Estate Account

to age 59½. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.

          Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

          Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.

          Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10 percent penalty tax (see above).

          Special Rules for Withdrawals to Pay Advisory Fees. If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA, and

•	with respect to payments from retirement plans (not IRAs):

•	your financial advisor’s payment is only made from the accumulations in your retirement plan, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan, you continue to pay those fees solely from your plan and not from any other source.

POSSIBLE TAX LAW CHANGES

          Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on your contract.

          We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

GENERAL MATTERS

MAKING CHOICES AND CHANGES

          You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary

TIAA Real Estate Account Prospectus	65

or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

          You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s traditional annuity or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

          To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at http://www.tiaa-cref.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

VOTING RIGHTS

          You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

ELECTRONIC PROSPECTUS

          If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

HOUSEHOLDING

          To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

MISCELLANEOUS POLICIES

          If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

66	Prospectus TIAA Real Estate Account

          Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

          Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

          Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Internal Revenue Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income. Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

          Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

          Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

          Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

          Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

DISTRIBUTION

          The annuity contracts are offered continuously by TIAA-CREF Individual & Institutional Services, LLC (Services), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of the NASD, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

STATE REGULATION

          TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department (NYID) as well as by the insurance regulatory authorities of certain other states and jurisdictions.

TIAA Real Estate Account Prospectus	67

          TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

LEGAL MATTERS

          All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by George W. Madison, Executive Vice President and General Counsel of TIAA. Sutherland Asbill & Brennan LLP, Washington, D.C., have passed upon legal matters relating to the federal securities laws.

EXPERTS

          [PricewaterhouseCoopers, LLP (PwC), independent registered public accounting firm for the Account, has audited the Account’s financial statements at December 31, 2005, and for the year ended December 31, 2005, as set forth in their report. Another auditing firm has audited the Account’s financial statements at December 31, 2004, and for the years ended December 31, 2004 and 2003. In addition, with respect to TIAA, PwC has audited TIAA’s statutory-basis financial statements at December 31, 2005, and for the year ended December 31, 2005, as set forth in their report. Another auditing firm has audited the Account’s financial statements at December 31, 2004, and for the years ended December 31, 2004 and 2003. Friedman LLP, independent auditors, have audited the statement of revenues and certain expenses of [list of property 3-14 financials to be filed by amendment]. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on PwC’s, the other auditing firm’s and Friedman LLP’s respective reports, given on the authority of such firms as experts in accounting and auditing.]

ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC

          The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. This information can also be obtained through the SEC’s website on the Internet (http://www.sec.gov).

68	Prospectus TIAA Real Estate Account

OTHER REPORTS TO PARTICIPANTS

          TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.

          Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

CUSTOMER COMPLAINTS

          Customer complaints may be directed to our Participant Relations Unit, P.O. Box 1259, Charlotte, NC 28201-1259, telephone 800 842-2776.

FINANCIAL STATEMENTS

          The financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited statutory-basis financial statements of TIAA follow. The full audited statutory-basis financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

          The financial statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

TIAA Real Estate Account Prospectus	69

INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

Audited Financial Statements:
71	Report of Management Responsibility
72	Report of the Audit Committee
74	Statements of Assets and Liabilities
75	Statements of Operations
76	Statements of Changes in Net Assets
77	Statements of Cash Flows
78	Notes to Financial Statements
86	Statement of Investments
95	Report of Independent Registered Public Accounting Firm [TO BE FILED BY AMENDMENT]

[PRO FORMA FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS FOR CERTAIN ACQUIRED PROPERTIES AND TIAA TO BE FILED BY AMENDMENT]

70	Prospectus TIAA Real Estate Account

Report of management responsibility [DRAFT]

To the Participants of the TIAA Real Estate Account:

The accompanying financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with U.S. generally accepted accounting principles and have been presented fairly and objectively in accordance with such principles.

          TIAA has established and maintains a sound system of internal controls and disclosure controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide a continuing review of the internal controls and operations of the Account, and the chief audit executive regularly reports to the TIAA Audit Committee.

          The accompanying financial statements have been audited by an independent registered public accounting firm. To maintain auditor independence and avoid any conflict of interest, it continues to be the Account’s policy that any management advisory or consulting services be obtained from a firm other than the independent registered accounting firm. The report of the independent registered public accounting firm, which follows the statements of investments, expresses an independent opinion on the fairness of presentation of these financial statements.

          The Audit Committee of the TIAA Board of Trustees, consisting entirely of trustees who are not officers of TIAA, meets regularly with management, representatives of PricewaterhouseCoopers LLP and the internal audit group to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the Account’s financial statements by the independent registered public accounting firm, the New York State Insurance Department and other state insurance departments perform periodic examinations of the Account’s operations.

March 14, 2006

Herbert M. Allison, Jr.	Russell Noles
Chairman, President and	Vice President and
Chief Executive Officer	Acting Chief Financial Officer

TIAA Real Estate Account Prospectus	71

Report of the Audit committee [DRAFT]

To the Participants of the TIAA Real Estate Account:

The TIAA Audit Committee (“Committee”) oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Committee operates in accordance with a formal written charter (copies of which are available upon request) which describes the Audit Committee’s responsibilities. All members of the Committee are independent, as defined under the listing standards of the New York Stock Exchange.

          Management has the primary responsibility for the Account’s financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent registered public accounting firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal audit group and the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the independent registered public accounting firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

          The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements. The Committee has also discussed the audited financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm responsible for expressing an opinion on the conformity of these audited financial statements with U.S. generally accepted accounting principles.

          The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Independence Standards Board.

72	Prospectus TIAA Real Estate Account

Report of the Audit committee	concluded

          Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Donald K. Peterson, Audit Committee Member
Leonard S. Simon, Audit Committee Member
David F. Swensen, Audit Committee Member
Paul R. Tregurtha, Audit Committee Member

March 14, 2006

TIAA Real Estate Account Prospectus	73

Statements of assets and liabilities	TIAA Real Estate Account

December 31,	2005	2004

ASSETS
Investments, at value:
Real estate properties (cost: $7,386,769,868 and $5,315,565,355)	$7,977,600,751	$5,391,469,250
Real estate joint ventures and limited partnerships (cost: $1,086,041,287 and $1,085,720,476)	1,418,583,542	1,288,715,399
Marketable securities:
Real estate related (cost: $436,319,555 and $326,109,979)	448,662,598	369,744,168
Other (cost: $1,640,676,190 and $676,124,265)	1,640,894,515	675,989,673

Total investments (cost: $10,546,969,360 and $7,403,520,075)	11,485,741,406	7,725,918,490

Cash	1,211,370	—
Due from investment advisor	7,717,256	4,185,034
Other	190,756,381	113,876,400

TOTAL ASSETS	11,685,426,413	7,843,979,924

LIABILITIES
Mortgage notes payable-Note 5	973,502,186	499,479,256
Amounts due to bank	—	231,476
Payable for securities transactions	993,809	—
Accrued real estate property level expenses	145,789,277	84,959,882
Security deposits held	16,430,039	13,759,324

TOTAL LIABILITIES	1,136,715,311	598,429,938

NET ASSETS
Accumulation Fund	10,227,655,797	7,015,717,162
Annuity Fund	321,055,305	229,832,824

TOTAL NET ASSETS	$10,548,711,102	$7,245,549,986

NUMBER OF ACCUMULATION UNITS OUTSTANDING—Notes 6 and 7	42,623,491	33,337,597

NET ASSET VALUE, PER ACCUMULATION UNIT—Note 6	$239.95	$210.44

74	Prospectus TIAA Real Estate Account	SEE NOTES TO FINANCIAL STATEMENTS

Statements of operations	TIAA Real Estate Account

Years Ended December 31,	2005	2004	2003

INVESTMENT INCOME
Real estate income, net: Rental income	$618,633,580	$397,198,276	$361,616,650

Real estate property level expenses and taxes:
Operating expenses	150,501,136	100,991,997	87,238,469
Real estate taxes	88,014,264	55,946,418	49,440,101
Interest expense	40,028,630	830,361	—

Total real estate property level expenses and taxes	278,544,030	157,768,776	136,678,570

Real estate income—net	340,089,550	239,429,500	224,938,080
Income from joint ventures	63,580,501	57,275,242	31,989,569
Dividends	27,968,246	26,568,264	12,240,166
Interest	54,114,448	15,055,451	7,221,765

TOTAL INCOME	485,752,745	338,328,457	276,389,580

EXPENSES—NOTE 2:
Investment advisory charges	19,603,225	14,393,388	12,751,191
Administrative and distribution charges	27,130,406	16,372,446	14,786,580
Mortality and expense risk charges	6,196,549	4,093,858	2,916,880
Liquidity guarantee charges	3,170,017	1,868,733	1,199,414

TOTAL EXPENSES	56,100,197	36,728,425	31,654,065

INVESTMENT INCOME—NET	429,652,548	301,600,032	244,735,515

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on:
Real estate properties	90,263,326	13,827,432	32,598,548
Marketable securities	35,168,209	47,375,999	7,692,266

Total realized gain (loss) on investments	125,431,535	61,203,431	40,290,814

Net change in unrealized appreciation (depreciation) on:
Real estate properties	505,415,483	170,703,978	(37,639,368)
Real estate joint ventures and limited partnerships	163,223,945	161,584,369	23,914,271
Marketable securities	(30,938,231)	21,088,525	32,271,654

Net change in unrealized appreciation (depreciation) on investments	637,701,197	353,376,872	18,546,557

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS	763,132,732	414,580,303	58,837,371

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,192,785,280	$716,180,335	$303,572,886

SEE NOTES TO FINANCIAL STATEMENTS	TIAA Real Estate Account Prospectus	75

Statements of changes in net assets	TIAA Real Estate Account

Years Ended December 31,	2005	2004	2003

FROM OPERATIONS
Investment income, net	$429,652,548	$301,600,032	$244,735,515
Net realized gain on investments	119,932,351	61,203,431	40,290,814
Net change in unrealized appreciation (depreciation) on investments	646,037,921	353,376,872	18,546,557

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	1,192,785,280	716,180,335	303,572,886

FROM PARTICIPANT TRANSACTIONS
Premiums	968,189,436	738,048,183	515,435,665
Net transfers from (to) TIAA	197,272,397	147,340,801	30,198,200
Net transfers from CREF Accounts	1,238,160,587	1,041,124,402	403,594,402
Annuity and other periodic payments	(44,487,142)	(30,761,316)	(22,213,682)
Withdrawals and death benefits	(248,759,442)	(159,804,580)	(113,153,870)

NET INCREASE IN NET ASSETS RESULTING FROM PARTICIPANT TRANSACTIONS	2,110,375,836	1,735,947,490	813,860,715

NET INCREASE IN NET ASSETS	3,303,161,116	2,452,127,825	1,117,433,601
NET ASSETS
Beginning of year	7,245,549,986	4,793,422,161	3,675,988,560

End of year	$10,548,711,102	$7,245,549,986	$4,793,422,161

76	Prospectus TIAA Real Estate Account	SEE NOTES TO FINANCIAL STATEMENTS

Statements of cash flows	TIAA Real Estate Account

Years Ended December 31,	2005	2004	2003

		Restated	Restated
CASH FLOWS FROM OPERATING ACTIVITIES

Net increase in net assets resulting from operations	$1,192,785,280	$716,180,335	$303,572,886
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of real estate properties	(1,864,646,776)	(1,690,454,136)	(326,513,028)
Capital improvements on real estate properties	(83,150,771)	(37,811,864)	(26,697,465)
Proceeds from sale of real estate properties	511,500,399	113,765,000	187,225,000
Decrease (increase) in other investments	(1,316,625,930)	(648,107,782)	(958,290,679)
Increase in other assets	(80,412,203)	(30,270,749)	(19,808,324)
Increase (decrease) in amounts due from bank	(231,476)	(783,869)	1,015,345
Increase in accrued real estate property level expenses and taxes	60,829,395	25,445,331	18,678,441
Increase in security deposits held	2,670,715	621,654	1,419,425
Increase (decrease) in other liabilities	(1,162,347)	—	—
Net realized (gain) on investments	119,932,351	(13,827,432)	(32,598,548)
Unrealized (gain) loss on investments	646,037,921	(170,703,978)	37,639,368

NET CASH USED IN OPERATING ACTIVITIES	(2,341,576,446)	(1,735,947,490)	(814,357,579)

CASH FLOWS FROM FINANCING ACTIVITIES
Premiums	968,189,436	738,048,183	515,435,665
Net transfers from (to) TIAA	197,272,397	147,340,801	30,198,200
Net transfers from CREF Accounts	1,238,160,587	1,041,124,402	403,594,402
Principal payments of mortgages	(173,361)	—	—
Proceeds from mortgage financing	232,585,341	—	—
Annuity and other periodic payments	(44,487,142)	(30,761,316)	(22,213,682)
Withdrawals and death benefits	(248,759,442)	(159,804,580)	(113,153,870)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,342,787,816	1,735,947,490	813,860,715

NET INCREASE (DECREASE) IN CASH	1,211,370	0	(496,864)
CASH
Beginning of year	0	0	496,864
End of year	$1,211,370	$0	$—

Supplemental disclosure: Cash paid for interest	$38,267,618	$121,408	$—

Non-cash activity: Debt assumed upon purchase of real estate	$211,400,000	$499,479,256	$—

SEE NOTES TO FINANCIAL STATEMENTS	TIAA Real Estate Account Prospectus	77

Notes to financial statements	TIAA Real Estate Account

Note 1—Significant Accounting Policies

          The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account holds real estate properties directly and through wholly-owned subsidiaries. The Account also holds interests in joint ventures and limited partnerships that own real estate. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments. The financial statements were prepared in accordance with U.S. generally accepted accounting principles which may require the use of estimates made by management. Actual results may vary from those estimates. The following is a summary of the significant accounting policies of the Account.

          Basis of Presentation: The accompanying financial statements include the Account and those subsidiaries wholly-owned by TIAA for the benefit of the Account. All significant intercompany accounts and transactions have been eliminated in consolidation.

          Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property’s value has changed materially and that such change is not reflected in the quarterly appraisal. The independent fiduciary must also approve an appraisal where a property’s value changed by 6% or more from the most recent annual appraisal. The independent fiduciary is appointed by a special subcommittee of TIAA’s Board of Trustees. TIAA’s appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. Real estate properties subject to a mortgage are generally valued as described, however, beginning in 2005 the value of the mortgage is appraised independently of the property and their fair value is reported as such, whereas in 2004, any change in the fair value of the mortgage including debt assumed in connection with the purchase of real estate was shown as an adjustment

78	Prospectus TIAA Real Estate Account

Notes to financial statements	continued

to the value. The fair value of the outstanding mortgage could have a material affect on the equity investment value of the property. The independent fiduciary reviews and approves any such valuation adjustments which exceed certain prescribed limits before such adjustments are recorded by the Account. The Account continues to use the revised value to calculate the Account’s net asset value until the next valuation review or appraisal.

          Valuation of Real Estate Joint Ventures: Real estate joint ventures are stated at the Account’s equity in the net assets of the underlying entities, which value their real estate holdings and mortgage notes payable at fair value.

          Valuation of Marketable Securities: Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Debt securities, other than money market instruments, are valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

          Accumulation and Annuity Funds: The Accumulation Fund represents the net assets attributable to participants in the accumulation phase of their investment. The Annuity Fund represents the net assets attributable to the participants currently receiving annuity payments. The net increase or decrease in net assets from investment operations is apportioned between the Accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, monthly payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts are required to stipulate the maximum expense charge that can be assessed, which is equal to 2.50% of average net assets per year. Accordingly, a small risk charge is paid by the Account to TIAA to assume these risks.

          Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are

TIAA Real Estate Account Prospectus	79

Notes to financial statements	continued

determined. The Account recognizes a gain to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A loss occurs when the cost-to-date exceeds the sales price. As the Account is marked-to-market and all properties are appraised quarterly, any accumulated unrealized gains and losses are reversed in the calculation of realized gains and losses.

          The Account has limited partnership interests in various real estate funds (limited partnerships). The Account records its contributions as increases to the investments and distributions from the investments are treated as either income or return of capital as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded quarterly when the Account’s accounting records are compared to the financial statements of the limited partnerships.

          Income from joint ventures is recorded based on the Account’s proportional interest in the income earned by the joint venture that has been distributed from the joint venture to the Account.

          Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Mortgage Notes Payable: Commencing in 2005, the Account separately reports mortgage notes payable at estimated market value. Estimated market values are based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction exclusive of direct transaction costs. Different assumptions or changes in future market conditions could significantly affect estimated market value. At times, the Account may assume debt in connection with the purchase of real estate. For debt assumed, the Account allocates a portion of the purchases price to the below or above market debt and amortized the premium or discount over the remaining life of the debt.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of changes in foreign currency exchange rates on portfolio investments are included in the net realized and unrealized gains and losses on investments. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Federal Income Taxes: Based on provisions of the Internal Revenue Code, the Account is taxed as a segregated asset account of TIAA. The Account should incur no material federal income tax attributable to the net investment experience of the Account.

80	Prospectus TIAA Real Estate Account

Notes to financial statements	continued

Note 2—Management Agreements

          Investment advisory services for the Account are provided by TIAA employees, under the direction of TIAA’s Board of Trustees and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are also subject to review by the Account’s independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

          Distribution and administrative services for the Account are provided by TIAA-CREF Individual & Institutional Services, LLC (“Services”) pursuant to a Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and member of the National Association of Securities Dealers, Inc.

          The services performed by TIAA and Services are provided at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year with the objective of keeping the payments as close as possible to the Account’s actual expenses. Any differences between actual expenses and the amounts paid are adjusted quarterly.

          TIAA also provides a liquidity guarantee to the Account, for an annual rate of .04% of net assets, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA also imposes a daily charge for bearing certain mortality and expense risks in connection with the contracts equivalent to an annual rate of ..07% of net assets of the Account.

Note 3—Leases

          The Account’s real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2031. Aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:

Year Ending December 31,

2006	$653,416,605
2007	611,538,186
2008	549,973,188
2009	491,561,855
2010	396,090,166
2011–2031	1,198,826,686

Total	$3,901,406,686

          Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

TIAA Real Estate Account Prospectus	81

Notes to financial statements	continued

Note 4—Investment in Joint Ventures

          The Account owns several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest percentages. Several of these joint ventures have mortgage notes payable on the properties owned. The Account’s allocated portion of the mortgage notes payable is $468,664,313 and $345,136,785 at December 31, 2005 and 2004, respectively. The Accounts’ equity in the joint ventures at December 31, 2005 and 2004 was $1,222,036,564 and $1,257,893,004, respectively. A condensed summary of the financial position and results of operations of the joint ventures is shown below.

	December 31, 2005	December 31, 2004

Assets
Real estates properties, at value	$2,989,209,293	$2,760,426,300
Other assets	80,768,265	55,021,655

Total assets	$3,069,977,557	$2,815,447,955

Liabilities and Equity
Mortgages notes payable	$865,828,626	$618,773,569
Other liabilities	70,471,251	47,389,201

Total liabilities	936,299,877	666,162,770
Equity	2,133,677,682	2,149,285,185

Total liabilities and equity	$3,069,977,557	$2,815,447,955

	Year Ended	Year Ended	Year Ended
	December 31, 2005	December 31, 2004	December 31, 2003

Operating Revenues and Expenses
Revenues	$270,519,206	$250,697,181	$145,432,123
Expenses	142,782,169	122,017,640	77,571,384

Excess of revenues over expenses	$127,737,037	$128,679,541	$67,860,739

82	Prospectus TIAA Real Estate Account

Notes to financial statements	continued

Note 5—Mortgage Notes Payable

          At December 31, 2005 and 2004, the Account had outstanding mortgage balances on the properties as follows:

Property	Interest Rate Percentage	Amount 2005	Amount	Due

50 Fremont	6.40 paid monthly(d)	$135,000,000	$135,000,000	August 21, 2013
Ontario Industrial Portfolio	7.24 paid monthly(a)	9,305,895	9,479,256	May 1, 2011
IDX Tower	6.40 paid monthly(d)	145,000,000	145,000,000	August 21, 2013
1001 Pennsylvania Ave	6.40 paid monthly(d)	210,000,000	210,000,000	August 21, 2013
99 High Street	5.5245 paid monthly(b)	185,000,000		November 11, 2015
Reserve at Sugarloaf	5.49 paid monthly(c)	26,400,000		June 1, 2013
Westferry Circus	5.4003 paid quarterly(d)	230,429,185		November 15, 2012

Total maturities		$941,135,080	$499,479,256
Net unamortized premium
Net unrealized loss		32,367,106

Total Mortgage Notes Payable		$973,502,186	973,502,186

(a)	Principal payments due monthly with balloon payment of $8,127,115 due on May 1, 2011. The rate of 7.24% paid monthly is fixed. Debt was assumed at the time of acquisition.
(b)	Debt assumed in conjunction with property acquired in 2005 the mortgage was refinanced on October 21, 2005 at a fixed rate of 5.5245%.
(c)	Debt assumed in conjunction with property acquired in 2005 at a fixed rate of 5.49%.
(d)	The mortgage is interest only with balloon payment at maturity. The interest rate is fixed.

Principal on mortgage notes payable is due as follows:

Amount

2006	$186,862
2007	201,415
2008	215,163
2009	233,858
2010	252,070
Thereafter	940,045,712

Total maturities	941,135,080

TIAA Real Estate Account Prospectus	83

Notes to financial statements	continued

Note 6—Condensed Financial Information

          Selected condensed financial information for an Accumulation Unit of the Account is presented below.

	Years Ended December 31,

	2005	2004	2003	2002	2001

Per Accumulation Unit data:
Rental income	$15.500	$13.422	$15.584	$14.225	$14.862
Real estate property level expenses and taxes	6.979	5.331	5.890	4.819	4.754

Real estate income, net	8.521	8.091	9.694	9.406	10.108
Income from real estate joint ventures	1.593	1.935	1.379	0.807	0.130
Dividends and interest	2.057	1.406	0.839	1.249	1.950

Total income	12.171	11.432	11.912	11.462	12.188
Expense charges(1)	1.406	1.241	1.365	1.101	0.995

Investment income, net	10.765	10.191	10.547	10.361	11.193
Net realized and unrealized gain (loss) on investments	18.744	13.314	2.492	(4.621)	(1.239)

Net increase in Accumulation Unit Value	29.509	23.505	13.039	5.740	9.954
Accumulation Unit Value:
Beginning of year	210.444	186.939	173.900	168.160	158.206

End of year	$239.953	$210.444	$186.939	$173.900	$168.160

Total return	14.02%	12.57%	7.50%	3.41%	6.29%
Ratios to Average Net Assets:
Expenses(1)	0.63%	0.63%	0.76%	0.67%	0.61%
Investment income, net	4.85%	5.17%	5.87%	5.65%	6.81%
Portfolio turnover rate:
Real estate properties	6.72%	2.32%	5.12%	0.93%	4.61%
Securities	77.63%	143.47%	71.83%	52.08%	40.62%
Thousands of Accumulation Units outstanding at end of year	42,623	33,338	24,724	20,347	18,456
Net assets end of year (in thousands)	$10,548,711	$7,245,550	$4,793,422	$3,675,989	$3,213,667

(1)

Expense charges per Accumulation Unit and the Ratio of Expenses to Average Net Assets exclude real estate property level expenses. If the real estate property level expenses were included, the expense charge per Accumulation Unit for the year ended December 31, 2005 would be $8.385 ($6.572, $7.255, $5.920 and $5.749 for the years ended December 31, 2004, 2003, 2002 and 2001, respectively), and the Ratio of Expenses to Average Net Assets for the year ended December 31, 2005 would be 3.78% (3.33%, 4.04%, 3.61% and 3.50% for the years ended December 31, 2004, 2003, 2002 and 2001, respectively).

84	Prospectus TIAA Real Estate Account

Notes to financial statements	concluded

Note 7—Accumulation Units

          Changes in the number of Accumulation Units outstanding were as follows:

	For the Years Ended December 31,

	2005	2004	2003

Accumulation Units:

Credited for premiums	4,335,121	3,746,093	2,860,354

Credited (cancelled) for transfers, net disbursements and amounts applied to the Annuity Fund	4,950,773	4,867,321	1,517,133

Outstanding:
Beginning of year	33,337,597	24,724,183	20,346,696

End of year	42,623,491	33,337,597	24,724,183

Note 8—Commitments

          During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. As of December 31, 2005, the Account had two outstanding commitments to purchase a bulk distribution warehouse property for approximately $34.7 million (which has closed subsequent to December 31, 2005) and a mixed use project comprised of an office building and a retail component for a total net amount of $85 million. This property will be subject to approximately $112.7 million in debt.

          In addition, the Account has outstanding commitments to purchase interests in six limited partnerships and to purchase shares in a private real estate equity investment trusts, which total $366.7 million. As of December 31, 2005, $101.3 million remains to be funded under these commitments. At December 31, 2005, the Account had commitments to three limited partnerships over the next three years totalling approximately $51 million.

          Other than lawsuits in the ordinary course of business, that are expected to have no material impact, there are no lawsuits in which the Account is a party.

TIAA Real Estate Account Prospectus	85

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004

	VALUE

LOCATION/DESCRIPTION	2005		2004

REAL ESTATE PROPERTIES—69.46% AND 69.78%
ALABAMA:
Inverness Center—Office building	$98,090,987		$—
ARIZONA:
Biltmore Commerce Center—Office building	—		34,104,182
Mountain RA Industrial Portfolio—Industrial building	5,754,652		5,513,947
CALIFORNIA:
3 Hutton Centre Drive—Office building	48,349,580		41,106,333
9 Hutton Centre—Office building	26,746,837		23,169,449
50 Fremont—Office building	373,010,003	(1)	323,264,602	(1)
88 Kearny Street—Office building	81,567,474		69,026,718
Cabot Industrial Portfolio—Industrial building	77,000,000		—
Capitol Place—Office building	48,000,000		42,400,000
Centerside I—Office building	66,000,000		65,037,900
Centre Pointe and Valley View—Industrial building	28,000,000		25,329,023
Eastgate Distribution Center—Industrial building	22,000,000		18,800,000
Embarcadero Center West—Office building	205,965,261		—
Kenwood Mews—Apartments	30,000,000		27,700,000
Larkspur Courts—Apartments	86,000,000		66,000,000
The Legacy at Westwood—Apartments	100,000,000		90,750,000
Northern CA RA Industrial Portfolio—Industrial building	62,325,024		59,169,642
Northpoint Commerce Center—Industrial building	—		46,000,000
Ontario Industrial Portfolio—Industrial building	230,000,000	(1)	187,079,256	(1)
Regents Court—Apartments	62,500,000		56,700,000
Southern CA RA Industrial Portfolio—Industrial building	89,017,793		89,097,299
U.S. Bank Plaza—Office building	159,000,000		—
Westcreek—Apartments	30,939,671		28,161,865
West Lake North Business Park—Office building	57,600,000		50,021,000
Westwood Marketplace—Shopping center	86,000,000		80,019,410
COLORADO:
The Lodge at Willow Creek—Apartments	34,600,000		32,201,274
The Market at Southpark—Shopping center	34,001,746		33,522,400
Monte Vista—Apartments	24,647,901		22,501,650
Palomino Park—Apartments	176,232,394		—
CONNECTICUT:
Ten & Twenty Westport Road—Office building	157,000,000		148,000,000
DELAWARE:
Mideast RA Industrial Portfolio- Industrial building	14,258,555		16,543,121
FLORIDA:
701 Brickell—Office building	201,173,724		177,000,000
4200 West Cypress Street—Office building	36,691,519		33,900,000
The Fairways of Carolina—Apartments	21,100,000		18,100,000
Golfview—Apartments	30,835,506		28,543,437
The Greens at Metrowest—Apartments	18,200,000		14,623,330
Maitland Promenade One—Office building	37,817,891		36,053,639
Plantation Grove—Shopping center	13,800,000		11,200,000
Pointe on Tampa Bay—Office building	44,711,876		40,551,310

86	Prospectus TIAA Real Estate Account

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	continued

	VALUE

LOCATION/DESCRIPTION	2005		2004

Quiet Waters at Coquina Lakes—Apartments	$20,912,293		$19,200,000
Royal St. George—Apartments	21,400,000		19,400,000
Sawgrass Office Portfolio—Office building	59,700,000		52,000,000
South Florida Apartment Portfolio—Apartments	56,400,000		47,700,000
Suncrest Village—Shopping center	16,400,000		—
Urban Centre—Office building	106,007,400		—
GEORGIA:
Alexan Buckhead—Apartments	34,800,000		37,500,000
Atlanta Industrial Portfolio—Industrial building	73,825,000		37,750,840
Reserve at Sugarloaf—Apartments	44,800,000	(1)	—
Glenridge Walk—Apartments	45,300,000		—
1050 Lenox Park—Apartments	71,000,000		—
Shawnee Ridge Industrial Portfolio—Industrial building	44,418,860		—
ILLINOIS:
Chicago CalEast Industrial Portfolio- Industrial building	74,622,731		42,000,000
Chicago Industrial Portfolio—Industrial building	72,000,000		70,002,239
Columbia Centre III—Office building	28,700,000		28,900,000
East North Central RA Industrial Portfolio- Industrial building	37,717,159		23,734,331
Oak Brook Regency Towers—Office building	73,400,000		68,400,000
Parkview Plaza—Office building	54,500,000		48,700,000
Rolling Meadows—Shopping center	—		15,750,000
KENTUCKY:
IDI Kentucky Portfolio—Industrial building	58,500,000		49,000,000
MARYLAND:
Corporate Boulevard—Office building	—		65,038,710
FEDEX Distribution Facility—Industrial building	8,500,000		8,200,000
GE Appliance East Coast Distribution Facility—Industrial building	46,470,475		—
MASSACHUSETTS:
99 High Street—Office building	276,266,900	(1)	—
Batterymarch Park II—Office building	11,472,283		10,700,000
Longwood Towers—Apartments	—		82,500,000
Needham Corporate Center—Office building	17,143,612		15,030,046
Northeast RA Industrial Portfolio- Industrial building	29,000,000		33,110,903
MICHIGAN:
Indian Creek—Apartments	—		18,825,000
MINNESOTA:
Interstate Crossing—Industrial building	—		7,300,000
River Road Distribution Center—Industrial building	—		4,600,000
NEVADA:
UPS Distribution Facility—Industrial building	15,000,000		12,900,000
NEW JERSEY:
10 Waterview Boulevard—Office building	27,500,000		26,400,000
371 Hoes Lane—Office building	11,700,000		10,666,570
Konica Photo Imaging Headquarters—Industrial building	25,300,000		21,200,000
Morris Corporate Center III—Office building	97,400,000		82,300,000
NJ CalEast Industrial Portfolio- Industrial building	42,000,000		39,300,000
Plainsboro Plaza—Shopping center	50,745,252		—

TIAA Real Estate Account Prospectus	87

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	continued

	VALUE

LOCATION/DESCRIPTION	2005		2004

South River Road Industrial—Industrial building	$55,000,000		$34,900,000
NEW YORK:
780 Third Avenue—Office building	230,000,000		197,000,000
The Colorado—Apartments	85,048,163		58,156,056
OHIO:
Bent Tree—Apartments	—		13,600,000
Columbus Portfolio—Office building	23,000,000		21,500,000
OREGON:
Five Centerpointe—Office building	—		14,500,000
PENNSYLVANIA:
Lincoln Woods—Apartments	35,528,316		31,472,870
TENNESSEE:
Memphis CalEast Industrial Portfolio- Industrial building	54,000,000		47,400,000
Summit Distribution Center- Industrial building	25,900,000		23,800,000
TEXAS:
Butterfield Industrial Park—Industrial building	4,618,955	(2)	4,600,000	(2)
Dallas Industrial Portfolio—Industrial building	146,000,000		138,500,000
Four Oaks Place—Office building	295,239,109		255,357,238
The Caruth—Apartments	61,200,000		—
The Legends at Chase Oaks—Apartments	28,499,971		27,051,851
Lincoln Centre—Office building	255,311,299		—
The Maroneal—Apartments	35,000,000		—
UNITED KINGDOM:
1& 7 Westferry Circus—Office building	373,116,817	(1)	—
UTAH:
Landmark at Salt Lake City (Building #4)—Industrial building	14,700,000		12,500,000
VIRGINIA:
8270 Greensboro Drive—Office building	60,200,000		—
Ashford Meadows—Apartments	78,904,526		68,000,000
Fairgate at Ballston—Office building	35,300,000		28,500,017
Monument Place—Office building	53,000,000		37,000,000
One Virginia Square—Office building	47,000,000		42,500,000
WASHINGTON:
IDX Tower—Office building	370,000,000	(1)	347,978,282	(1)
Northwest RA Industrial Portfolio- Industrial building	19,700,000		19,438,852
Rainier Corporate Park—Industrial building	64,273,372		56,035,878
Regal Logistics Campus—Industrial building	63,103,879		—
WASHINGTON DC:
1001 Pennsylvania Avenue—Office building	502,993,710	(1)	466,424,940	(1)
1015 15th Street—Office building	73,121,166		59,000,134
1900 K Street—Office building	230,000,000		219,453,706
The Farragut Building—Office building	—		46,500,000
Mazza Gallerie—Shopping center	86,001,109		81,000,000

TOTAL REAL ESTATE PROPERTIES (Cost $7,386,769,868 and $5,315,565,355)	7,977,600,751		5,391,469,250

88	Prospectus TIAA Real Estate Account

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	continued

	VALUE

LOCATION/DESCRIPTION	2005		2004

OTHER REAL ESTATE RELATED INVESTMENTS—12.35% AND 16.68%

REAL ESTATE JOINT VENTURE—10.64% AND 16.28%

Teachers REA LLC, which owns Cabot Industrial Portfolio (100% Account Interest)	$—		$60,600,000
Bisys Crossings I, LLC BISYS Fund Services Building (96% Account Interest)	—		34,751,940
GA-Buckhead LLC Prominence in Buckhead (75% Account Interest)	97,142,406		80,618,771
IL-161 Clark Street LLC 161 North Clark Street (75% Account Interest)	175,578,714		157,282,972
One Boston Place REIT One Boston Place (50.25% Account Interest)	149,723,498		139,382,942
Storage Portfolio I, LLC Storage Portfolio (3) (75% Account Interest)	63,237,298	(4)	50,430,399	(4)
CA-Treat Towers LP Treat Towers (75% Account Interest)	93,964,192		88,524,364
Strategic Ind Portfolio I, LLC IDI Nationwide Industrial Portfolio (3) (60% Account Interest)	66,871,766	(4)	64,041,442	(4)
CA-Colorado Center LP Yahoo! Center (50% Account Interest)	138,531,366	(4)	222,702,820
Florida Mall Associates, Ltd. The Florida Mall (50% Account Interest)	208,013,192	(4)	162,632,565	(4)
Teachers REA IV, LLC, which owns Tyson’s Executive Plaza II (50% Account Interest)	34,032,806		27,894,742
West Dade Associates Miami International Mall (50% Account Interest)	82,290,482	(4)	61,577,257	(4)
West Town Mall, LLC West Town Mall (50% Account Interest)	112,650,844	(4)	107,452,790	(4)
TOTAL REAL ESTATE JOINT VENTURE (Cost $854,358,257 and $1,060,788,631)	1,222,036,564		1,257,893,004

LIMITED PARTNERSHIPS—1.71% AND 0.40%

Cobalt Industrial REIT (10.00% Account Interest)	8,352,409		—
Colony Realty Partners LP (5.27% Account Interest)	13,481,704		—
Essex Apartment Value Fund, L.P. (10% Account Interest)	487,306		11,434,495
Heitman Value Partners, LP (8.43% Account Interest)	8,106,810		3,766,214
Lion Gables Apartment Fund, LP (18.45% Account Interest)	150,000,000		—
MONY/Transwestern Fund II (16.67% Account Interest)	14,142,822		3,134,952
MONY/Transwestern Mezzanine Realty Partners, L.P. (19.75% Account Interest)	1,975,927		12,486,734

TOTAL LIMITED PARTNERSHIP (Cost $198,006,414 and $24,931,845)	196,546,978		30,822,395

TOTAL OTHER REAL ESTATE RELATED INVESTMENTS (Cost $1,052,364,671 and $1,085,720,476)	1,418,583,542		1,288,715,399

TIAA Real Estate Account Prospectus	89

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	continued

SHARES			VALUE

2005	2004	ISSUER	2005	2004

MARKETABLE SECURITIES—18.19% AND 13.54%

REAL ESTATE RELATED—3.91% AND 4.79%

REAL ESTATE INVESTMENT TRUSTS—3.72% AND 4.25%

75,000	—	Aames Investment Corp	$484,500	$—
—	70,000	Acadia Realty Trust	—	1,141,000
550,000	550,000	Affordable Residential Communities	5,241,500	7,892,500
36,685	36,685	AMB Property Corp	1,803,801	1,481,707
40,000	446,100	American Campus Communities	992,000	10,032,789
919,000	—	American Financial Realty	11,028,000	—
—	140,000	Amli Residential Properties	—	4,480,000
450,000	46,000	Archstone—Smith Trust	18,850,500	1,761,800
150,000	232,900	Ashford Hospitality Trust	1,573,500	2,531,623
40,000	—	Avalonbay Communities Inc	3,570,000	—
150,000	—	Bimini Mortgage Management—A	1,357,500	—
—	150,000	Boston Properties Inc.	—	9,700,500
—	150,000	Brandywine Realty Trust	—	4,408,500
30,000	35,000	BRE Properties	1,364,400	1,410,850
270,000	—	Brookfield Properties	7,943,400	—
—	60,000	Capital Lease Funding Inc.	—	750,000
194,000	—	Carramerica Realty Corp	6,718,220	—
424,000	—	Cedar Shopping Centers Inc.	5,965,680	—
50,000	60,000	Centerpoint Properties Trust	2,474,000	2,873,400
280,000	—	Cogdell Spencer Inc.	4,729,200	—
—	143,000	Corporate Office Properties	—	4,197,050
976,000	—	Deerfield Triarc Capital Cor	13,371,200	—
380,000	434,000	Developers Diversified Realty	17,867,600	19,256,580
—	1,072,990	Digital Realty Trust Inc.	—	14,453,175
193,400	—	Duke Realty Corp.	6,459,560	—
1,087,000	—	ECC Capital Corp.	2,456,620	—
600,000	—	Education Realty Trust Inc	7,734,000	—
—	31,875	Equity Lifestyle Properties	—	1,139,532
—	147,518	Equity Office Properties Trust	—	4,295,724
180,000	180,000	Equity Residential	7,041,600	6,512,400
580,577	594,500	Extra Space Storage Inc.	8,940,886	7,924,685
—	413,873	Falcon Financial Investment	—	2,897,111
1,367,000	1,367,000	Feldman Mall Properties	16,417,670	17,784,670
111,600	—	First Potomac Realty Trust	2,968,560	—
110,000	110,000	General Growth Properties	5,168,900	3,977,600
—	75,000	Glenborough Realty Trust Inc.	—	1,596,000
404,800	912,000	GMH Communities Trust	6,278,448	12,859,200
348,700	38,818	Gramercy Capital Corp.	7,943,386	799,651
300,000	72,550	Great Wolf Resorts Inc.	3,093,000	1,620,767
—	75,000	HealthCare Realty Trust Inc.	—	3,052,500
562,000	350,000	Hersha Hospitality Trust	5,063,620	4,007,500
150,000	—	Highland Hospitality Corp.	1,657,500	—
60,000	—	Hilton Hotels Corp.	1,446,600	—

90	Prospectus TIAA Real Estate Account

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	continued

SHARES			VALUE

2005	2004	ISSUER	2005	2004

80,000	168,000	Home Properties Inc.	$3,264,000	$7,224,000
450,000	325,000	Homebanc Corp/Ga.	3,366,000	3,146,000
300,000	—	Host Marriott Corp .	5,685,000	—
—	74,257	Impac Mortgage Holdings Inc.	—	1,683,406
300,000	300,000	Interstate Hotels & Resorts	1,311,000	1,608,000
80,000	—	Istar Financial Inc	2,852,000	—
1,958,000	1,908,000	Jameson Inns Inc	4,209,700	3,758,760
100,000	—	JER Investors Trust Inc.	1,695,000	—
108,000	54,000	Kimco Realty Corp	3,464,640	3,131,460
426,000	324,443	Kite Realty Group Trust	6,590,220	4,957,489
300,000	—	KKR Financial Corp	7,197,000	—
200,000	—	Lasalle Hotel Properties	7,344,000	—
120,000	215,078	Lexington Corporate Properties Trust	2,556,000	4,856,461
1,266,660	1,266,660	Lodgian Inc	13,591,262	15,579,918
200,000	162,000	LTC Properties Inc	4,206,000	3,225,420
75,000	150,000	Macerich Company/The	5,035,500	9,420,000
400,000	30,420	Mack—Cali Realty Corp.	17,280,000	1,400,233
200,000	—	Medical Properties Trust Inc.	1,956,000	—
40,000	40,000	Mills Corp/The	1,677,600	2,550,400
100,000	150,000	Mission West Properties	974,000	1,596,000
331,200	—	Monmouth REIT—CLA	2,656,224	—
300,000	—	Mortgageit Holdings Inc	4,098,000	—
130,000	—	NewCastle Investment Corp	3,230,500	—
—	270,000	New York Mortgage Trust Inc	—	3,024,000
—	100,000	Northstar Realty Finance Cor	—	1,145,000
100,000	—	Novastar Financial Inc.	2,811,000	—
525,000	525,000	Origen Financial Inc.	3,738,000	3,927,000
328,100	70,700	Parkway Properties	13,169,934	3,588,025
—	75,000	Prentiss Properties Trust	—	2,865,000
400,000	200,000	Prologis Trust	18,688,000	8,666,000
30,000	—	Public Storage, Inc.	2,031,600	—
100,000	—	RAIT Investment Trust	2,592,000	—
—	507,000	Reckson Associates Realty Corp	—	16,634,670
236,000	45,000	Regency Centers Corp.	13,912,200	2,493,000
384,000	—	Republic Property Trust	4,608,000	—
305,721	255,900	Simon Property Group Inc.	23,427,400	16,549,053
350,000	—	Starwood Hotels & Resorts	22,351,000	—
303,820	303,820	Sunset Financial Resources	2,576,394	3,162,766
—	315,000	Sunstone Hotel Investors Inc.	—	6,545,700
111,200	268,200	Thomas Properties Group	1,391,112	3,416,868
50,000	1,500,000	Trizec Properties Inc.	1,146,000	28,380,000
100,000	100,000	United Dominion Realty Trust	2,344,000	2,480,000
95,000	77,558	Ventas Inc.	3,041,900	2,125,865
200,000	50,000	Vornado Realty Trust	16,694,000	3,806,500
944	—	Windrose Medical Properties	14,028	—

TOTAL REAL ESTATE EQUITY SECURITIES (Cost $414,715,476 and $284,166,107 )			426,781,565	327,785,808

TIAA Real Estate Account Prospectus	91

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	continued

PRINCIPAL			VALUE

2005	2004	ISSUER, CURRENT RATE AND MATURITY DATE	2005	2004

COMMERCIAL MORTGAGE BACKED SECURITIES—0.19% AND 0.54%

$—	$10,000,000	Bear Stearns CMS 3.436% 05/14/16	$—	$10,006,950
—	10,000,000	COMM 2004 HTL1 A1 4.008% 07/15/16	—	10,013,820
10,000,000	10,000,000	GSMS 2001—Rock A2FL 4.680% 05/03/18	10,217,650	10,070,610
10,000,000	10,000,000	MSDWC 2001—280 A2F 4.710% 02/03/16	10,061,730	9,915,150
1,601,634	1,940,947	Trize 2001—TZHA A3FL 4.740% 03/15/13	1,601,653	1,951,830

TOTAL COMMERCIAL MORTGAGE BACKED SECURITIES (Cost $21,604,079 and $41,943,872)			21,881,033	41,958,360

TOTAL REAL ESTATE RELATED (Cost $436,319,555 and $326,109,979)			448,662,598	369,744,168

OTHER—14.28% AND 8.75%

COMMERCIAL PAPER—11.67% AND 4.51%

25,000,000	—	Abbey National North America LLC 4.330% 01/05/06	24,994,000	—
25,000,000	—	Abbey National PLC 4.280% 01/17/06	24,999,500	—
10,000,000	—	Alabama Power Co 4.250% 01/12/06	9,989,100	—
25,000,000	—	American Express Centurion Bank 4.310% 01/19/06	25,000,000	—
2,430,000	25,000,000	American Honda Finance, Corp 4.240% 01/09/06	2,428,250	24,981,667
10,000,000	—	Atlantis One Funding Corp 4.380% 02/24/06	9,936,500	—
25,000,000	—	Atlantis One Funding Corp 4.210% 02/08/06	24,890,750	—
25,000,000	—	Bank of Montreal 4.290% 01/26/06	24,999,500	—
30,000,000	—	Barclay’s Bank, PLC 4.420% 03/14/06	29,998,200	—
15,000,000	—	Barclay’s Bank, PLC 4.330% 08/30/06	14,999,400	—
18,040,000	—	Becton Dickinson & Co. 4.210% 01/24/06	17,994,719	—
13,100,000	10,000,000	Beta Finance, Inc 4.160% 01/12/06	13,085,590	9,991,445
11,000,000	15,000,000	Beta Finance, Inc 4.070% 01/17/06	10,981,190	14,980,050
—	18,100,000	BMW US Capital Corp 3.550% 10/06/05	—	18,077,073
20,000,000	—	Calyon 4.100% 01/19/06	19,997,800	—
10,000,000	—	Canadian Wheat Board (The) 4.320% 02/06/06	9,959,500	—
14,000,000	13,000,000	CC (USA), Inc 4.000% 01/13/06	13,982,920	12,988,878
40,000,000	3,100,000	Ciesco LP 4.280% 01/23/06	39,903,200	3,097,537
10,000,000	—	Ciesco LP 4.370% 02/24/06	9,936,500	—
37,000,000	—	Citigroup Funding Inc. 4.220% 01/20/06	36,925,260	—
13,000,000	—	Citigroup Funding Inc. 4.350% 02/21/06	12,923,560	—
24,150,000	—	Colgate—Palmolive Co 4.250% 01/06/06	24,141,306	—
15,000,000	25,000,000	Corporate Asset Funding Corp, Inc 4.270% 01/13/06	14,981,700	24,949,625
5,035,000	—	Corporate Asset Funding Corp, Inc 4.200% 01/23/06	5,022,815	—
16,000,000	—	Corporate Asset Funding Corp, Inc 4.210% 01/25/06	15,957,440	—
5,905,000	—	Corporate Asset Funding Corp, Inc 4.290% 01/31/06	5,884,982	—
2,020,000	—	Corporate Asset Funding Corp, Inc 4.360% 02/17/06	2,008,930	—
25,000,000	—	Deutsche Bank 4.270% 02/14/06	24,997,000	—
50,000,000	—	Dexia Bank 4.280% 01/30/06	49,998,000	—
8,000,000	—	Dorada Finance Inc 3.900% 01/23/06	7,980,640	—
20,000,000	—	Dorada Finance Inc 4.350% 02/27/06	19,865,600	—
21,500,000	—	Dorada Finance Inc 4.250% 02/16/06	21,384,975	—
13,000,000	—	Edison Asset Securitization, LLC 4.190% 01/17/06	12,977,770	—
20,000,000	—	Edison Asset Securitization, LLC 4.360% 02/22/06	19,877,800	—

92	Prospectus TIAA Real Estate Account

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	continued

PRINCIPAL			VALUE

2005	2004	ISSUER, CURRENT RATE AND MATURITY DATE	2005	2004

$7,248,000	$—	Edison Asset Securitization, LLC 4.420% 04/07/06	$7,162,981	$—
20,000,000	—	FCAR Owner Trust I 4.340% 02/07/06	19,915,000	—
17,000,000	—	First Tennessee National Bank 4.330% 02/06/06	16,999,660	—
—	2,670,000	Fortune Brands 2.060% 01/11/05	—	2,668,205
21,590,000	—	General Electric Capital Corp 4.440% 04/28/06	21,282,342	—
25,000,000	—	General Electric Capital Corp 4.520% 06/28/06	24,435,000	—
35,000,000	—	Goldman Sachs Group, LP 4.280% 02/03/06	34,870,150	—
10,000,000	15,000,000	Govco Incorporated 4.080% 01/18/06	9,981,700	14,990,833
9,000,000	10,000,000	Govco Incorporated 4.390% 03/14/06	8,922,420	9,986,700
29,140,000	—	Govco Incorporated 4.040% 01/09/06	29,118,436	—
5,015,000	—	Grampian Funding LLC 4.320% 01/23/06	5,002,814	—
20,000,000	—	Grampian Funding LLC 4.040% 02/01/06	19,929,600	—
10,000,000	25,000,000	Greyhawk Funding LLC 4.000% 01/06/06	9,996,300	24,948,000
—	10,750,000	Harley— Davidson Funding Corp 2.230% 02/14/05	—	10,718,556
25,000,000	—	Harrier Finance Funding (US) LLC 3.930% 01/25/06	24,933,500	—
10,085,000	—	HBOS Treasury Srvcs Plc 4.200% 02/15/06	10,033,163	—
31,740,000	15,000,000	Kitty Hawk Funding Corp 4.300% 01/12/06	31,705,086	14,975,300
10,000,000	9,565,000	Kitty Hawk Funding Corp 3.890% 02/15/06	9,947,600	9,550,461
25,000,000	—	Links Finance L.L.C. 4.300% 02/10/06	24,884,750	—
25,000,000	—	Links Finance L.L.C. 4.380% 03/13/06	24,787,750	—
10,000,000	10,000,000	Paccar Financial Corp 4.020% 01/12/06	9,989,200	9,984,800
13,655,000	—	Paccar Financial Corp 4.360% 03/03/06	13,557,913	—
20,080,000	—	Park Avenue Receivables Corp 4.270% 01/27/06	20,021,166	—
10,000,000	—	Park Avenue Receivables Corp 4.290% 01/04/06	9,998,800	—
10,000,000	—	Preferred Receivables Funding Corp 4.130% 01/06/06	9,996,300	—
15,000,000	10,000,000	Private Export Funding Corporation .080% 02/13/06	14,926,500	9,992,667
5,000,000	—	Private Export Funding Corporation 4.440% 04/04/06	4,944,250	—
9,000,000	—	Private Export Funding Corporation 4.300% 03/09/06	8,929,260	—
19,150,000	—	Private Export Funding Corporation 4.170% 02/07/06	19,070,145	—
20,000,000	—	Proctor & Gamble 4.030% 01/10/06	19,983,200	—
3,500,000	—	Proctor & Gamble 4.090% 01/26/06	3,490,445	—
—	25,000,000	Rabobank USA Financial Corp 3.640% 11/28/05	—	24,946,375
50,000,000	—	Ranger Funding Company LLC 4.290% 01/17/06	49,914,500	—
17,000,000	—	Regions Bank (Alabama) 4.180% 01/30/06	16,998,130	—
—	23,135,000	Royal Bank of Canada 3.660% 11/08/05	—	23,108,626
—	16,430,000	Royal Bank of Scotland PLC 3.680% 11/16/05	—	16,393,690
540,000	2,000,000	Sherwin—Williams Co 4.070% 02/07/06	537,732	1,997,467
14,390,000	15,000,000	Sigma Finance Inc 4.030% 01/12/06	14,374,171	14,965,875
8,000,000	—	Sigma Finance Inc 4.390% 03/08/06	7,937,120	—
5,000,000	—	Sigma Finance Inc 3.940% 03/01/06	4,965,150	—
17,000,000	—	Sigma Finance Inc 4.220% 01/31/06	16,942,370	—
5,575,000	—	Sigma Finance Inc 4.340% 02/27/06	5,537,536	—
6,030,000	—	Societe Generale North America, Inc 4.400% 03/20/06	5,974,283	—
27,600,000	—	Swedish Export Credit Corp 4.260% 01/18/06	27,550,596	—
15,000,000	—	Toyota Motor Credit Corp 4.300% 10/10/06	15,000,900	—
—	25,000,000	Toronto Dominion Bank 3.160% 09/14/05	—	24,977,213
24,000,000	25,000,000	UBS Finance, (Delaware) Inc 4.310% 02/10/06	23,891,280	24,990,500

TIAA Real Estate Account Prospectus	93

Statement of investments	TIAA Real Estate Account December 31, 2005 and 2004	concluded

PRINCIPAL			VALUE

2005	2004	ISSUER, CURRENT RATE AND MATURITY DATE	2005	2004

$3,120,000	$—	UBS Finance, (Delaware) Inc 4.440% 04/19/006	$3,079,190	$—
25,000,000	—	Variable Funding Capital Corporation 4.000% 01/05/06	24,993,750	—
5,010,000	—	Washington Gas Light Co 4.330% 01/09/06	5,006,393	—
20,000,000	—	Wells Fargo 4.320% 02/09/06	19,999,600	—
19,460,000	—	Yorktown Capital, LLC 4.19% 01/04/06	19,457,665	—
2,625,000	—	Yorktown Capital, LLC 4.280% 02/10/06	2,611,893	—
4,066,000	—	Yorktown Capital, LLC 4.350% 01/06/06	4,064,496	—

TOTAL COMMERCIAL PAPER (Cost $1,340,511,661 and $348,329,276)			1,340,656,583	348,261,543

GOVERNMENT AGENCY BONDS—2.61% AND 4.24%

—	9,380,000	Federal Farm Credit Banks 1.780% 03/15/05	—	9,334,882
—	8,603,000	Federal Farm Credit Banks 1.220% 01/07/05	—	8,599,403
7,030,000	7,860,000	Federal Home Loan Banks 3.400% 01/03/06	7,027,383	7,798,928
—	18,000,000	Federal Home Loan Banks 3.380% 10/11/05	—	17,992,475
—	22,825,000	Federal Home Loan Banks 3.590% 10/12/05	—	22,795,841
—	20,700,000	Federal Home Loan Banks 3.640% 11/04/05	—	20,636,761
—	11,245,000	Federal Home Loan Banks 3.230% 09/02/05	—	11,227,214
—	8,510,000	Federal Home Loan Banks 2.950% 07/01/05	—	8,471,280
30,000,000	20,000,000	Federal Home Loan Mortgage Corp 3.910% 01/03/06	30,000,000	19,995,222
18,000,000	15,000,000	Federal Home Loan Mortgage Corp 4.210% 02/09/06	17,922,240	14,993,546
50,000,000	15,540,000	Federal Home Loan Mortgage Corp 4.210% 01/31/06	49,839,500	15,516,366
3,840,000	—	Federal Home Loan Mortgage Corp 3.740% 01/09/06	3,837,351	—
37,615,000	22,280,000	Federal National Mortgage Association 4.150% 01/10/06	37,584,908	22,094,408
23,940,000	50,000,000	Federal National Mortgage Association 4.240% 02/23/06	23,797,557	49,942,208
46,555,000	25,000,000	Federal National Mortgage Association 4.100% 01/11/06	46,512,169	24,980,590
29,320,000	31,925,000	Federal National Mortgage Association 4.200% 02/02/06	29,217,380	31,919,281
1,766,000	32,184,000	Federal National Mortgage Association 3.960% 02/15/06	1,757,135	32,174,390
50,000,000	9,270,000	Federal National Mortgage Association 4.240% 02/17/06	49,737,500	9,255,335
3,015,000	—	Federal National Mortgage Association 4.110% 02/01/06	3,004,809	—

TOTAL GOVERNMENT AGENCY BONDS (Cost $300,164,529 and $327,794,989)			300,237,932	327,728,130

TOTAL OTHER (Cost $1,640,676,190 and $676,124,265)			1,640,894,515	675,989,673

TOTAL MARKETABLE SECURITIES (Cost $2,076,995,745 and $1,002,234,244)			2,089,557,113	1,045,733,841

TOTAL INVESTMENTS—100.00% (Cost $10,546,969,360 and $7,403,520,075)			$11,485,741,406	$7,725,918,490

(1)	The investment has a mortgage payable outstanding, as indicated in Note 5.
(2)	Leasehold interest only.
(3)	Located throughout the U.S.
(4)	The market value reflects the Account's interest in the joint venture, net of any debt.

94	Prospectus TIAA Real Estate Account

Report of Independent Registered Public Accounting Firm

[TO BE FILED BY AMENDMENT]

TIAA Real Estate Account Prospectus	95

[ADDITIONAL FINANCIAL INFORMATION TO BE FILED BY AMENDMENT]

96	Prospectus TIAA Real Estate Account

APPENDIX A — MANAGEMENT OF TIAA

The Real Estate Account has no officers or directors. The Trustees and principal executive officers of TIAA, their ages, and their principal occupations, are as follows:

TRUSTEES

Name	Age	Principal Occupations During Past 5 Years

Elizabeth E. Bailey	67

John C. Hower Professor of Public Policy and Management, Wharton School, University of Pennsylvania. Director, CSX Corporation and Altria Group, Inc. and National Bureau of Economic Research. Honorary Trustee, the Brookings Institute.

Robert C. Clark	62

Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University. Formerly Dean and Royall Professor of Law, Harvard Law School. Director, Collins & Aikman Corporation, Time Warner, Inc. and Omnicom Group.

Edward M. Hundert, M.D.	49

President, Professor of Biomedical Ethics, Professor of Cognitive Science, Case Western Reserve University. Formerly, Dean, 2000-2002, University of Rochester School of Medicine and Dentistry, Professor of Medical Humanities and Psychiatry, 1997-2002. Member of BioEnterprise and the Cleveland Orchestra. Board Member, Rock and Roll of Fame, the Greater Cleveland Partnership and Nortech.

Marjorie Fine Knowles	66	Professor of Law, Georgia State University College of Law.

Donald K. Peterson	56	Chairman and Chief Executive Officer, Avaya Inc. Formerly, Executive Vice President and Chief Financial Officer, Lucent Technologies. Chairman, Board of Trustees, Worcester Polytechnic Institute.

Sidney A. Ribeau	58	President, Bowling Green University. Director, The Andersons, Convergys and Worthington Industries.

Leonard S. Simon	69

Former Vice Chairman, Charter One Financial, Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc. and Chairman and Chief Executive Officer, Rochester Community Savings Bank. Director, Landmark Technology Partners, Inc. and Integrated Nano-Technologies, LLC.

David F. Swensen	52

Chief Investment Officer, Yale University. Trustee, Brookings Institute, Carnegie Institution of Washington, Carnegie Corporation, Yale New Haven Hospital, Howard Hughes Medical Institute, Cortauld Institute of Art, Wesleyan University, and Hopkins School.

Ronald L. Thompson	56	Chairman and Chief Executive Officer, Midwest Stamping and Manufacturing Company. Director, Interstate Bakeries Ralston Purina, Ryerson Tull, Inc. and Washington University in St. Louis.

Marta Tienda	55

Maurice P. During ‘22 Professor of Demographic Studies, Princeton University. Director, Office of Population Research, Princeton University, 1998-2002. Director, Corporation of Brown University, the Princeton Healthcare System, Federal Reserve Bank of New York, Sloan Foundation, Jacobs Foundation and Hispanic Business Incorporated.

Paul R. Tregurtha	70

Chairman and Chief Executive Officer, Mormac Marine Group, Inc. and Moran Transportation Company, Inc.; Vice Chairman, Interlake Steamship Company and Lakes Shipping Company; Formerly, Chairman, Meridian Aggregates, L.P. Director, FPL Group, Inc.

TIAA Real Estate Account Prospectus	97

TRUSTEES

Name	Age	Principal Occupations During Past 5 Years

Rosalie J. Wolf	64

Managing Partner, Botanica Capital Partners LLC. Formerly, Managing Director, Offit Hall Capital Management LLC and its predecessor company, Laurel Management Company LLC; formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation. Director, North European Oil Royalty Trust and Sanford C. Bernstein Fund, Inc.

OFFICER-TRUSTEES

Name	Age	Principal Occupations During Past 5 Years

Herbert M. Allison, Jr.	62

Chairman, President and Chief Executive Officer, TIAA. President and Chief Executive Officer, CREF. Formerly, President, Chief Operating Officer and Member of the Board of Directors of Merrill Lynch & Co., Inc., 1997–1999 and President and Chief Executive Officer of Alliance for LifeLong Learning, Inc., 1999–2002.

OTHER OFFICERS

Name	Age	Principal Occupations During Past 5 Years

Gary Chinery	56	Vice President and Treasurer, TIAA and CREF.

E. Laverne Jones	57	Vice President and Corporate Secretary, TIAA and CREF.

Russell Noles	47	Vice President and Acting Chief Financial Officer, TIAA and CREF.

John Somers	62	Head of Fixed Income and Real Estate Investments, TIAA and CREF.

PORTFOLIO MANAGEMENT TEAM

Name	Age	Principal Occupations During Past 5 Years

Thomas Garbutt	47	Managing Director — Real Estate Equities.

Philip J. McAndrews	47	Managing Director — Portfolio Management.

Margaret A. Brandwein	59	Managing Director — TIAA Real Estate Account.

98	Prospectus TIAA Real Estate Account

APPENDIX B — SPECIAL TERMS

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. Eastern time, or when trading closes on the NYSE, if earlier.

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A nonprofit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

TIAA Real Estate Account Prospectus	99

Valuation Day: Any day the NYSE is open for trading, as well as, for certain contracts, the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren’t business days will end at 4 p.m. eastern time.

Valuation Period: The time from the end of one valuation day to the end of the next.

100	Prospectus TIAA Real Estate Account

How to Reach Us

Our Address	Planning and Service Center
Send all notices, forms, requests, or	TIAA-CREF Mutual Funds, after-tax
payments to this address	annuities and life insurance

TIAA-CREF	(800) 223-1200
P.O. Box 1259	8 a.m. to 10 p.m. ET, Monday–Friday
Charlotte, NC 28201
For Hearing- or Speech-Impaired
TIAA-CREF Web Center	Participants
Account performance, personal account	(800) 842-2755
information and transactions, product	8 a.m. to 10 p.m. ET, Monday–Friday
descriptions, and information about in-	9 a.m. to 6 p.m. ET, Saturday
vestment choices and income options

www.tiaa-cref.org	TIAA-CREF Trust Company, FSB
24 hours a day, 7 days a week	Investment management, trust admin-
istration, estate planning, planned
Automated Telephone Service	giving and endowment management
Check account performance and accu-
mulation balances, change allocations,	(888) 842-9001
transfer funds and verify credited	8 a.m. to 5 p.m. CT, Monday–Friday
premiums
TIAA-CREF Tuition Financing, Inc.
(800) 842-2252	Tuition financing programs
24 hours a day, 7 days a week
(888) 381-8283
Telephone Counseling Center	8 a.m. to 11 p.m. ET, Monday–Friday
Retirement saving and planning,
income options and payments,
and tax reporting

(800) 842-2776
8 a.m. to 10 p.m. ET, Monday–Friday
9 a.m. to 6 p.m. ET, Saturday

©2006 Teachers Insurance and Annuity Association–College
Retirement Equities Fund (TIAA-CREF), New York, NY 10017

Printed on recycled paper	A10851 05/05

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fees	$642,000
Costs of printing and engraving	$500,000	*
Legal fees	$10,000	*
Accounting fees	$10,000	*

TOTAL	$1,162,000

* - Approximate

Item 14. Indemnification of Directors and Officers.

                    Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

          None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

	(1)	Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc. (as amended) [1] and the Amendment thereto *

	(3)	(A)	Charter of TIAA (as amended) [5]

		(B)	Bylaws of TIAA (as amended) [5]

	(4)	(A)

Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Contract Endorsements [2] , Keogh Contract ,1, Retirement Select and Retirement Select Plus Contracts and Endorsements [4] and Retirement Choice and Retirement Choice Plus Contracts[6]

		(B)	Forms of Income-Paying Contracts[2]

	(5)	Opinion and Consent of George W. Madison, Esquire [7]

	(10)	(A)	Independent Fiduciary Agreement by and among TIAA, the Registrant, and Real Estate Research Corporation [7]

		(B)	Custodial Services Agreement by and between TIAA and Morgan Guaranty Trust Company of New York with respect to the Real Estate Account (Agreement assigned to The Bank of New York, January, 1996) [2]

	(23)	(A)	Opinion and Consent of George W. Madison, Esquire (filed as Exhibit 5)
		(B)	Consent of Sutherland Asbill & Brennan LLP [7]
		(C)	Consent of PricewaterhouseCoopers LLP [7]
		(D)	Consents of Ernst & Young LLP [7]

(D)	Consent of Friedman LLP [7]

1 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 6 to the Account’s previous Registration Statement on Form S-1, filed April 26, 2000 (File No. 333-22809).

2 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account’s previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

3 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account’s Registration Statement on Form S-1 filed April 29, 2003 (File No. 333-83964).

4 - Previously filed and incorporated herein by reference to Pre-Effective Amendment No. 1 to the Account’s Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).

5 - Previously filed and incorporated herein by reference to Pre-Effective Amendment No. 1 to the Account’s Registration Statement on Form S-1 filed December 21, 2004 (File No. 333-121493).

6 - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 1 to the Account’s Registration Statement on Form S-1 filed April 29, 2005 (File No. 333-121493).

7 - To be filed by amendment.

* - Filed herewith.

(b)    Financial Statement Schedules

               Schedule III -- Real Estate Owned [TO BE FILED BY AMENDMENT]

               All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17. Undertakings.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To provide the full financial statements of TIAA promptly upon written or oral request.

               Following are the full audited financial statements of TIAA.

[to be filed by Amendment]

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 20th day of March, 2006.

TIAA REAL ESTATE ACCOUNT

By: TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF
AMERICA

By:	/s/ Herbert M. Allison, Jr.

Herbert M. Allison, Jr.
Chairman, President and Chief
Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Herbert M. Allison, Jr.	Chairman, President and Chief Executive	3/20/06
Herbert M. Allison, Jr.	Officer (Principal Executive Officer) and
Trustee

/s/ Russell Noles	Vice President and Acting Chief Financial	3/20/06
Russell Noles	Officer (Principal Financial and Accounting
Officer)

SIGNATURE OF TRUSTEE	DATE	SIGNATURE OF TRUSTEE	DATE

/s/ Herbert M. Allison, Jr.	3/20/06	/s/ Sidney A. Ribeau	3/20/06

Herbert M. Allison, Jr.		Sidney A. Ribeau

/s/ Elizabeth E. Bailey	3/20/06	/s/ Leonard S. Simon	3/20/06

Elizabeth E. Bailey		Leonard S. Simon

/s/ Robert C. Clark	3/20/06	/s/ David F. Swensen	3/20/06

Robert C. Clark		David F. Swensen

		/s/ Ronald L. Thompson	3/20/06

Edward M. Hundert		Ronald L. Thompson

/s/ Majorie Fine Knowles	3/20/06	/s/ Marta Tienda	3/20/06

Majorie Fine Knowles		Marta Tienda

/s/ Donald K. Peterson	3/20/06	/s/ Paul R. Tregurtha	3/20/06

Donald K. Peterson		Paul R. Tregurtha

		/s/ Rosalie J. Wolf	3/20/06

Rosalie J. Wolf